SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Green Dot Corporation
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April 12, 2019
Dear Stockholders:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Green Dot Corporation to be held on May 23, 2019 at 9:00 a.m. (Pacific Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California. Directions to the meeting appear on the back cover of the accompanying notice of annual meeting and proxy statement.
We have elected to deliver our proxy materials to our stockholders over the internet and will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2019 Annual Meeting of Stockholders and 2018 annual report to stockholders. This notice also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
We hope that you will be able to attend this year's Annual Meeting of Stockholders. There will be an opportunity for all stockholders present at the meeting to ask questions. Whether or not you plan to attend the meeting, please vote through the internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,

Steven W. Streit	William I. Jacobs
President and Chief Executive Officer	Chairperson of the Board

GREEN DOT CORPORATION
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2019
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Green Dot Corporation will be held on May 23, 2019, at 9:00 a.m. (Pacific Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect the eight nominees named in the proxy statement to the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

3.	To vote on a non-binding advisory resolution to approve executive compensation.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 2, 2019 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Your vote as a Green Dot Corporation stockholder is very important. Each share of Class A common stock that you own represents one vote. For questions regarding your stock ownership, you may contact Investor Relations at (626) 765-2427 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

John C. Ricci
General Counsel and Secretary

Pasadena, California
April 12, 2019

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Meeting" beginning on page 12 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

i

ii

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Annual Stockholders Meeting	Record date April 2, 2019 Mailing date This Proxy Statement was first mailed to stockholders on or about April 12, 2019.	Meeting agenda The meeting will cover the proposals listed under "Voting matters and vote recommendations" below, and any other business that may properly come before the meeting.
Date May 23, 2019 Time 9:00 a.m. Pacific Time Place Green Dot Corporation 3465 E. Foothill Blvd. Pasadena, California 91107
Voting Stockholders as of the record date are entitled to vote. Each share of our Class A common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Voting matters and vote recommendations
See the actual proposals for more information.

Management Proposals		Board recommends	Reasons for Recommendation	See page
1.	Election of 8 directors	FOR	Our Board of Directors (“Board”) and its Nominating and Corporate Governance Committee believe the 8 Board nominees possess the skills, and experience to effectively monitor performance, provide oversight, and advise management on our long-term strategy.	22
2.	Ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2019	FOR	Based on the Audit Committee’s assessment of Ernst & Young LLP’s qualifications and performance, it believes their retention for fiscal year 2019 is in the best interests of our company.	27
3.	Advisory vote to approve executive compensation	FOR	Our executive compensation programs demonstrate our execution on our pay for performance philosophy and reflect corporate governance best practices.	28

Corporate governance facts

Independent Board and Board committees

•	Independent Chairman of the Board
•	Chairperson and CEO positions are separate
•	7 of 8 director nominees are independent
•	100% of committee members are independent
•	Independent directors meet in executive session regularly
•	100% of directors attended at least 75% of meetings held
•	We conduct annual board and committee evaluations
•	All Audit Committee members are financially literate
•	Our Compensation Committee uses an independent compensation consultant

Best practices stockholder rights

•	Directors are elected by majority vote in uncontested elections
•	All directors are elected annually
•	Our bylaws provide for proxy access by stockholders
•	No poison-pill

Strong stockholder support on say-on-pay

99.3% say-on-pay support at our 2018 Annual Meeting. Our Compensation Committee believes the vote indicates support for our program, including changes made over the past four years.

Active stockholder engagement

During 2018, members of senior management conducted outreach to a cross-section of stockholders owning over 65% of our shares.

Our business performance

Total Operating Revenues:	$1.042B	17% year over year growth
Net Income:	$118.7M	38% year over year growth
Gross Dollar Volume[1]:	$40B	29% year over year growth
Purchase Volume[2]:	$26B	20% year over year growth
Cash Transfers[3]:	42.3M	9% year over year growth
Tax Refunds Processed:	11.71M	5% year over year growth
(1)	Gross dollar value of funds loaded to our account products
(2)	Total dollar volume of purchase transactions made by our account holders
(3)	Total number of cash transfer transactions conducted by consumers

Stockholder value creation
*Measured using December 31, 2018 stock price

Our director nominees
See “Proposal No. 1 - Election of Directors” for more information.
The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name and Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					AC	CC	NGC	RC
Director Nominees
Kenneth C. Aldrich President, The Aldrich Company	80	2001	Yes	—
						M

J. Chris Brewster Former CFO, Cardtronics, Inc.	69	2016	Yes	—
					C			M
					F
Glinda Bridgforth Hodges Founder, Bridgforth Financial & Associates, LLC	66	2014	Yes	—
							C

Rajeev V. Date Managing Partner, Fenway Summer LLC	48	2016	Yes	—
								C

Saturnino “Nino” Fanlo Former CFO and COO, Human Longevity, Inc.	58	2016	Yes	—
					M

William I. Jacobs* Chairman, Global Payments, Inc.	77	2016	Yes	1
						M		M

George T. Shaheen Former Chairman, Korn/Ferry International	74	2013	Yes	3
					M	C	M

Steven W. Streit President and CEO	57	1999	No	—

_____________
AC: Audit Committee
CC: Compensation Committee
NGC: Nominating and Corporate Governance Committee
RC: Risk Committee

	Chairperson of the Board		Chair		Member		Financial expert
*		C		M		F

Executive compensation highlights
See “Proposal No. 3 - Advisory Vote to Approve Executive Compensation” and “Executive Compensation” for more information.

Pay for performance

Target total direct compensation	2016-2018 CEO PRSUs
CEO	2016-2018 TSR Goal			Pay for Performance Results

	Relative TSR Ranking			2018 Results
	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
	25th Percentile	60th Percentile	75th Percentile	99th Percentile
150% Payout

NEO PRSUs (Other than CEO)
	2018 Non-GAAP EPS Goal			Pay for Performance Results
Other NEOs	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2018 Results
	$2.81	$2.85	$2.88	$3.29
150% Payout

2018 Cash Incentive Plan (All NEOs)
	2018 Goal			Pay for Performance Results
	Annual Revenue (thousands)			2018 Results (thousands)
	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
	$982,000	$990,000	$997,000	$1,041,800
* LTIP represents the grant date fair value of equity awards, which appears in our Summary Compensation Table below.				150% Payout

Sound program design

We design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership while considering individual and company performance and alignment with the long-term interests of our stockholders. We achieve our objectives through compensation that:

Provides a competitive target total direct pay opportunity
Consists primarily of performance-based compensation
Provides annual short-term and long-term incentive opportunities that are 100% performance-based
Enhances retention through multi-year vesting of stock awards
Does not encourage unnecessary and excessive risk taking

Best practices in executive compensation

Our leading practices include:
A clawback policy
An executive stock ownership policy
A policy prohibiting pledging and hedging ownership of Green Dot stock
Seeking feedback on executive compensation through stockholder engagement
No discretionary bonuses or guaranteed payout levels
No tax gross-ups and perquisites
No single trigger change in control benefits
No executive-only retirement programs
No excessive cash severance

GREEN DOT CORPORATION
________________
PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2019
________________
April 12, 2019
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Green Dot Corporation ("Green Dot") for use at Green Dot's 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting" or “meeting”) to be held on May 23, 2019, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about April 12, 2019, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Questions and Answers About the Meeting
What is the purpose of the meeting?
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will be available to respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting?
Stockholders will be asked to vote on three proposals. The proposals are:

1.	To elect the eight nominees named in this proxy statement to the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

3.	To vote on a non-binding advisory resolution to approve executive compensation.
Could matters other than Proposal Nos. 1-3 be decided at the meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.
What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the meeting?
The Board of Directors recommends that you vote FOR each of the nominees named in this proxy statement (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019 (Proposal No. 2) and FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 3).

Who can vote at the meeting?
Stockholders as of the record date for the meeting, April 2, 2019, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 53,148,869 shares of Green Dot Class A common stock.
Stockholder of Record: Shares Registered in Your Name
If on April 2, 2019 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If on April 2, 2019 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares.
How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on each proxy card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:

•	vote by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card;

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person.
Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on May 22, 2019. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote in person at the meeting, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
How do I vote by internet or telephone?
If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice of Internet Availability or proxy card. Please have each Notice of Internet Availability or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.
The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

What shares can I vote?
Each share of Green Dot Class A common stock issued and outstanding as of the close of business on April 2, 2019 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 2, 2019, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
How many votes am I entitled to per share?
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of April 2, 2019.
What is the quorum requirement for the meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
 A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter, Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019 (Proposal No. 2). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals other than Proposal No. 2, including the election of directors. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:

•
Proposal No. 1. Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the meeting casting their votes "FOR" a director must exceed the number of votes "AGAINST" a director.

•	Proposal Nos. 2 and 3. Approval of each of Proposal Nos. 2 and 3 will be obtained if a majority of the votes cast are “FOR” the proposal.
What if I return a proxy card but do not make specific choices?
If you return a validly executed proxy card but do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement for which no instruction was provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.
If you hold your shares in street name and do not indicate to your broker or other nominee your voting preferences, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.
Who is soliciting my proxy and paying for this proxy solicitation?
The expenses of soliciting proxies will be paid by Green Dot. Following the original mailing of the soliciting materials, Green Dot and its agents may solicit proxies by mail, electronic mail, telephone, facsimile by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, Green Dot will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Green Dot, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. For example, you may own some shares directly as a stockholder of record and other shares through a brokerage firm, or you may own shares through more than one brokerage firm. In these situations, you may receive multiple sets of proxy materials. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Green Dot (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Only the latest-dated validly executed proxy that you submit will be counted.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the internet; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com, by clicking on “Corporate Governance Guidelines,” under “Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors as warranted.
Board Leadership Structure
Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer or an independent director should serve as Chairperson of the Board. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective under then-prevailing circumstances.
During those periods in which the positions of Chairperson and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Currently, the roles of Chief Executive Officer and Chairperson of the Board are separate. William I. Jacobs, one of our independent directors, has served as non-executive Chairperson of the Board since June 2016. The Board believes that having an independent director serve as the non-executive Chairperson of the Board is the appropriate leadership structure for our company at this time because it allows our Chief Executive Officer to focus on executing our company's strategic plan and managing our company's operations and performance, while allowing the Chairperson of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
Our Board of Directors' Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the Audit Committee and the Risk Committee and, to a lesser extent, other committees of our Board of Directors oversee and review risk areas for our company and its subsidiary bank. In connection with strengthening the Company’s enterprise risk management process, our Board of Directors established a Risk Committee to provide greater oversight of this function. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational (including cybersecurity), financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.
Our Audit Committee and Risk Committee meet in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The Audit Committee discusses with management and our independent registered public accounting firm our guidelines and policies to govern the process by which management assesses and manages our company's exposure to risk. The Audit Committee also discusses our major financial risk exposures and the steps management has taken to limit, monitor and control such exposures. Additionally, the Audit Committee oversees our internal audit function. The Risk Committee also reviews strategic, financial, information security and other execution risks and exposures, as well as regulatory exposures and other current matters that may present material risk to the company. Additionally, the Risk Committee oversees our Corporate Risk function. The Audit Committee and Risk Committee receive periodic reports from our Chief Risk and Compliance Officer on our enterprise risk management program. The Compensation Committee reviews risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans. The Nominating and Corporate Governance Committee reviews risks and exposures relating to significant legal compliance risks and monitors the steps management has to mitigate these exposures.
Independence of Directors
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or the NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company.

They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its directors (other than Steven W. Streit who is an officer of the company) and their families; the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of transactions with non-employee directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the absence of any other material relationships between the non-employee directors and Green Dot.
Based upon this review, our Board of Directors has determined that the following director nominees or members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Kenneth C. Aldrich	Saturnino Fanlo
J. Chris Brewster	George W. Gresham
Glinda Bridgforth Hodges	William I. Jacobs
Rajeev V. Date	George T. Shaheen
All members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors' compensation. No member of any committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our Board of Directors has determined that all members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are independent and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. Each of these committees has a written charter approved by our Board of Directors. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107, Attn: Corporate Secretary or by clicking on “Governance” in the investor relations section of our website, http://ir.greendot.com. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee is comprised of Mr. Brewster, who is the chair of the Audit Committee, and Messrs. Fanlo and Shaheen. The composition of our Audit Committee meets the requirements for independence under current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by current NYSE listing standards. In addition, our Board of Directors has determined that Mr. Brewster is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience as Chief Financial Officer of various companies. Pursuant to its charter, our Audit Committee, among other things:

•	appoints our independent auditors;

•	approves the audit and non-audit services to be performed by our independent auditors;

•	assesses the qualifications, performance and independence of our independent auditors;

•	monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;

•	discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and

•	prepares the Audit Committee report that the SEC requires in our annual proxy statement.
Compensation Committee
Our Compensation Committee is comprised of Mr. Shaheen, who is the chair of the Compensation Committee, and Messrs. Aldrich and Jacobs. The composition of our Compensation Committee meets the requirements for independence under current NYSE and SEC rules and regulations. Pursuant to its charter, our Compensation Committee, among other things:

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) regarding the compensation of our executive officers;

•	administers and interprets our stock and equity incentive plans;

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and

•	establishes and reviews general strategies relating to compensation and benefits of our employees.
From time to time, in accordance with the provisions of its charter, our Compensation Committee reviews and makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in “Executive Compensation — Compensation Discussion and Analysis” below. Our Compensation Committee periodically reviews the market practice for non-employee director compensation at companies in our peer group in consultation with its independent compensation consultant.
Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. Our Compensation Committee oversees the engagement of its independent compensation consultant and any other consultants it engages in addition to or in replacement of its independent consultant. Representatives of our Compensation Committee’s independent compensation consultant meet informally with the chair of our Compensation Committee and, from time to time, with our Compensation Committee during its regular meetings. The independent compensation consultant selected by our Compensation Committee works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will not undertake projects for management without our Compensation Committee's approval. Our Compensation Committee selected Deloitte Consulting LLP (“Deloitte Consulting”) as its independent compensation consultant to provide advice and ongoing recommendations on executive compensation matters for 2018. In November 2018, the Compensation Committee replaced Deloitte Consulting with Mercer, LLC (“Mercer”). Mercer did not provide any consulting services with respect to fiscal 2018 compensation decisions. In the process of making each selection, our Compensation Committee considered each compensation consultant’s independence by taking into account the factors prescribed by the NYSE listing rules. Based on this evaluation, the Committee determined that no conflict of interest existed with respect to Deloitte Consulting or exists with respect to Mercer.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Ms. Bridgforth Hodges, who is the chair of the Nominating and Corporate Governance Committee, and Messrs. Gresham and Shaheen. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current NYSE and SEC rules and regulations. Pursuant to its charter, our Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees to our Board of Directors and its committees;

•	oversees the evaluation of the performance of our Board of Directors and its committees and of individual directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviews our legal compliance policies; and

•	makes recommendations to our Board of Directors concerning our corporate governance guidelines and other corporate governance matters.

Risk Committee
Our Risk Committee is comprised of Mr. Date, who is the chair of the Risk Committee, and Messrs. Brewster and Jacobs. The composition of our Risk Committee meets the requirements for independence under current NYSE and SEC rules and regulations. Pursuant to its charter, our Risk Committee, among other things:

•	approves and periodically reviews the risk management framework for our company;

•	oversees and receives reports on the operation of our enterprise-wide risk management framework and Corporate Risk function;

•	reviews and discusses the key risk types facing our company;

•	annually reviews and recommends to our Board of Directors the articulation and establishment of our company’s risk appetite; and

•
reviews and receives regular reports from the Chief Risk and Compliance Officer and other members of management regarding management’s assessment of the effectiveness of the Company’s enterprise-wide risk program.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Board, currently Mr. Jacobs, is the presiding director at these meetings.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet throughout the year on a set schedule and hold special meetings and act by written consent from time to time. During 2018, the Board of Directors met 5 times, including telephonic meetings, the Audit Committee held 9 meetings, the Risk Committee held 6 meetings, the Compensation Committee held 4 meetings and the Nominating and Corporate Governance Committee held 4 meetings. During 2018, none of our directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served (during the period which such director served).
Board Attendance at Annual Stockholders' Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. All nine of our directors attended our 2018 Annual Meeting of Stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-employee members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board of Directors.
The address for these communications is: Corporate Secretary, Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107.
Proxy Access
Since 2016, our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years a number of shares of our Class A common stock that constitutes at least 3% of our outstanding shares of Class A common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The amended Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.

Listening to Our Stockholders
Since last year's annual meeting of stockholders, we met with or have spoken to institutional investors representing approximately 65% of our outstanding shares to solicit their input. At our 2017 annual meeting of stockholders, we requested stockholders to cast a non-binding advisory vote on the compensation of our named executive officers (“NEOs"), the so-called "say-on-pay" vote. This proposal passed with approximately 99% of the votes cast in favor. Further, at our 2017 annual meeting of stockholders, approximately 83% of affirmative votes by stockholders supported an annual “say-on-pay” vote as the preferred frequency. In light of this outcome, the Board of Directors determined to hold a non-binding advisory vote on the compensation of our NEOs each year until the next required frequency vote, which is expected at our 2023 annual meeting of stockholders. At our 2018 annual meeting of stockholders, we requested stockholders to cast a non-binding advisory say-on-pay vote, which passed with approximately 99% of the votes cast in favor.
Code of Business Conduct and Ethics
We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees. Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com, by clicking on “Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Pursuant to the proxy access provisions of our Bylaws, an eligible stockholder or group of up to 20 stockholders may nominate one or more director candidates to be included in our proxy materials for our next annual meeting of stockholders. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing at the following address: Corporate Secretary, Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, with a copy to Green Dot Corporation, Attn: General Counsel at the same address. When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required by our Bylaws.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors, including the deadlines for submitting a nominee for inclusion in our proxy materials for our next annual meeting of stockholders pursuant to the proxy access provisions of our Bylaws, is set forth below under “Additional Information - Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly-qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the Board of Directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the Board of Directors' committees. In addition, neither the Board of Directors nor the Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors, including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry and willingness and ability to devote adequate time and effort to responsibilities of the Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote Board of Directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors' overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine directors, eight of whom are nominated and standing for election at the 2019 Annual Meeting. George W. Gresham expressed a preference not to be re-nominated, noting that he had served his three-year term since being elected in a contested election and had contributed to making the changes mandated by stockholders in connection therewith. Mr. Gresham intends to serve on the Board of Directors through the date of the Annual Meeting and, effective as of the end of his term as a director at the opening of the polls at the 2019 Annual Meeting, our authorized number of directors will be reduced to eight.
At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that the nominees named below be elected as directors for a one-year term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified.
Biographical information for each of the nominees is set forth below. We have highlighted in that section the specific experience, qualifications and skills that led the Board to conclude that each individual should continue to serve as a director of Green Dot.
Nominees to the Board of Directors
The nominees, and his or her age, occupation and length of board service as of March 31, 2019, are provided in the table below. Additional biographical descriptions of the nominees are set forth in the text below the table.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Kenneth C. Aldrich (1)	80	President, The Aldrich Company	January 2001
J. Chris Brewster (2)(3)	69	Former Chief Financial Officer, Cardtronics, Inc.	April 2016
Glinda Bridgforth Hodges (4)	66	Founder, Bridgforth Financial & Associates, LLC	December 2014
Rajeev V. Date (3)	48	Managing Partner, Fenway Summer LLC	April 2016
Saturnino Fanlo (2)	58	Former Chief Financial Officer and Chief Operating Officer, Human Longevity, Inc.	May 2016
William I. Jacobs* (1)(3)	77	Chairman, Global Payments, Inc.	April 2016
George T. Shaheen (1)(2)(4)	74	Former Chairman, Korn/Ferry International	September 2013
Steven W. Streit	57	President and Chief Executive Officer, Green Dot Corporation	October 1999
_____________

*	Chairperson of the Board

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Risk Committee

(4)	Member of the Nominating and Corporate Governance Committee
Kenneth C. Aldrich has served as President of the Aldrich Company, a real estate investment firm, since June 1975. From August 2001 to March 2012, Mr. Aldrich served in various positions at International Stem Cell Corporation, a biotechnology company focused on developing therapeutic and research products through a proprietary stem cell technology. He served as its Chairman or Co-Chairman from August 2001 to March 2012 and served as its Chief Executive Officer from January 2001 through June 2006 and from January 2008 until January 2010. Mr. Aldrich previously served on the board of directors of Encode Bio, Inc., Convergent Investors LLC, MakeItWork, Inc., JobSync, Inc. and WaveTec Vision Systems, Inc. Mr. Aldrich holds an A.B. in history and literature from Harvard University and a J.D. from Harvard Law School. We believe Mr. Aldrich should serve as a member of our Board of Directors based on his extensive corporate management experience, including serving as the chief executive officer of a public company and the chief financial officer of another public company, and his experience with the organizational challenges involved with operating a public company.
J. Chris Brewster was the Chief Financial Officer of Cardtronics, Inc., a provider of automated consumer financial services through ATMs and other devices, from February 2004 until February 2016, when he transitioned to an executive advisor to that company and then served in that capacity until February 2017. Prior to joining Cardtronics, from September 2002 until February 2004, Mr. Brewster provided consulting services to various businesses. From October 2001 until September 2002, Mr. Brewster served as Executive Vice President and Chief Financial Officer of Imperial Sugar Company, a publicly-traded refiner and marketer of sugar and related products. From March 2000 to September 2001, Mr. Brewster served as Chief Executive Officer and Chief Financial Officer of WorldOil.com, a privately-held internet, trade magazine, book and catalog publishing business. From January 1997 to February 2000, Mr. Brewster served as a partner of Bellmeade Capital Partners, LLC, a merchant banking firm specializing in the consolidation of fragmented industries. From March 1992 to September 1996, Mr. Brewster served as Chief Financial Officer of Sanifill, Inc., a publicly-traded environmental services company. From May 1984 to March 1992, Mr. Brewster served as Chief Financial Officer of National Convenience Stores, Inc., a publicly-traded operator of 1,100 convenience stores. He also serves as Chairman of the Audit Committee of the board of directors of R3, LLC, and Chairman of the Audit Committee of the board of directors of Merchantwise, LLC, both of which are privately-held financial technology companies. Mr. Brewster holds a B.S. degree in industrial management from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard Business School. We believe Mr. Brewster should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Financial Officer of various companies, including most recently holding a long tenured CFO position at a company highly correlated with Green Dot’s customer base and business model, and his consumer financial services industry experience more broadly.
Glinda Bridgforth Hodges is a personal finance expert and consultant with over 40 years of experience with financial institutions, the author of consumer financial education books and articles and a regular contributor on national television and radio shows. Ms. Bridgforth Hodges has served as a financial consultant since 1990 when she founded Bridgforth Financial & Associates, LLC, a financial counseling company that specializes in a holistic approach to cash flow and debt management. Since January 2010, Ms. Bridgforth Hodges served as a member of the Board of Directors of Green Dot Corporation's subsidiary bank, Green Dot Bank. Previously, Ms. Bridgforth Hodges served as Assistant Branch Manager at Detroit Bank & Trust (now Comerica Bank) from 1974 to 1976 and in various roles at Wells Fargo Bank from 1976 to 1988, including over seven years as an Assistant Vice President and Branch Manager. Ms. Bridgforth Hodges holds a B.S. in education from Western Michigan University. We believe Ms. Bridgforth Hodges should serve as a member of the Board of Directors based on the perspective she brings as a hands-on personal finance expert and consultant with extensive experience serving low and moderate income American families.
Rajeev V. Date is the founder and has been the Managing Partner of Fenway Summer LLC, a venture investment firm focused on financial services, since April 2013. Mr. Date has also served as Managing Director of Fenway Summer Ventures L.P., a venture capital fund, since May 2015. Prior to founding Fenway Summer, Mr. Date served in a variety of capacities at the U.S. Consumer Financial Protection Bureau (“CFPB”) and the U.S. Department of the Treasury from October 2010 to January 2013. He had served as the Associate Director for Research, Markets, and Regulations; as Deputy Director; and for six months as the acting head of the CFPB, carrying the title Special Advisor to the Secretary of the Treasury. During this time, he also served on the senior staff committee of the Financial Stability Oversight Council, and as a statutory deputy to the FDIC Board. Prior to his public service, Mr. Date was Chairman and Executive Director of the Cambridge Winter Center for Financial Institutions Policy, a think tank focused on financial reform, from February 2009 to September 2010. He also served as a Managing Director in the Financial Institutions Group at Deutsche Bank Securities from August 2007 to February 2009, and in various capacities at Capital One Financial, a bank holding company, from 2001 to 2007, including most recently as Senior Vice President for Corporate Strategy and Development. Mr. Date began his business career in the financial institutions practice of the consulting firm McKinsey & Company. He has also served as an attorney, in both private and government practice. Mr. Date previously served on the board of directors of Ethos Lending LLC, a wholesale mortgage originator, and Kensington Vanguard National Land Services, LLC, a title insurance agency. Mr. Date currently serves on the board of directors of Megalith Financial Acquisition Corp., a special purpose acquisition company focused on business combinations with fintech businesses, as well as on boards of directors of several private companies, including Circle Internet Financial, Inc., a social payments firm; College Ave Student Loans LLC, a private student lender; Grasshopper, a de novo bank; and Prosper Marketplace, Inc., an online marketplace lender. Mr. Date holds a B.S. in industrial engineering and operations research from the University of California at Berkeley, and a J.D. from the Harvard Law School. We believe Mr. Date should serve as a member of our Board of Directors based on his extensive experience in the private and public sector, the perspective he brings as both an investor and board member at leading Fintech companies and his understanding of the unique needs of operations and governance at highly regulated bank holding companies.
Saturnino “Nino” Fanlo has been an independent business consultant since June 2018. He was the Chief Financial Officer and Chief Operating Officer of Human Longevity, Inc., a genomic-based, health intelligence company, from May 2017 to June 2018. Prior to joining Human Longevity, Mr. Fanlo served as President and Chief Financial Officer of Social Finance, Inc., a marketplace lender and financial services company, form June 2012 to May 2017. He also served as Chief Operating Officer of that company from December 2013 to August 2015 and as a member of its board of directors from June 2012 to September 2015. Previously, Mr. Fanlo served as Senior Advisor at Golden Gate Capital, a private equity firm, from April 2009 to February 2011; as Chief Executive Officer and a director of KKR Financial Holdings LLC, a subsidiary of KKR & Co. L.P. from 2004 to 2008; as a director of Capmark Financial Group Inc. from 2006 until 2009; as Executive Vice President and Treasurer of Wells Fargo & Company from July 2000 to June 2004; as a founder and, from August 2001 to June 2004, President of Sutter Advisors LLC, a registered investment advisor formed in 2001 and a wholly-owned subsidiary of Wells Fargo; and as Vice President at Goldman Sachs Group, Inc. from 1990 to 1995. Mr. Fanlo also served in investment banking and asset management roles at Credit Suisse Group AG, Metropolitan Life Insurance Company and Australian Capital Equity Pty Ltd. Mr. Fanlo holds a B.A. in economics from Haverford College. We believe Mr. Fanlo should serve as a member of the Board of Directors based on his extensive experience in financial services and capital markets.
William I. Jacobs has served as our Chairperson of the Board since June 2016. He has also served as the Chairman of the Board of Directors of Global Payments, Inc., a payment processing services company, since June 2014. In addition, he served as Lead Independent Director of that company from 2003 to May 2014. He has also served as one of its business advisors since August 2002. Mr. Jacobs currently serves as a member of its Governance and Nominating Committee, and previously served on that company’s Audit Committee and as Chair of that company’s Compensation Committee. Prior to joining Global Payments, Mr. Jacobs served as Managing Director and Chief Financial Officer of The New Power Company, a retail energy company, from 2000 to 2002. From 1995 to 2000, Mr. Jacobs served in senior roles at MasterCard International, including serving as its Senior Executive Vice President, Strategic Ventures from 1999 to 2000 and as its Executive Vice President, Global Resources from 1995 to 1999. Prior to MasterCard, Mr. Jacobs served as Executive Vice President, Chief Operating Officer of Financial Security Assurance, Inc., a bond insurance company, from 1984 to 1994. Mr. Jacobs also previously served on the board of directors of Asset Acceptance Capital Corp., a publicly-traded debt collection company, from 2004 to June 2013, when that company merged with Encore Capital Group, Inc. He also served as a member of the board of directors of Investment Technology Group, Inc., a publicly-traded electronic trading resources company, from June 1994 to March 2008 and Alpharma, Inc., a publicly-traded specialty pharmaceutical company, from May 2002 to May 2006. In addition to serving as board chair for Global Payments and Green Dot, Mr. Jacobs currently serves on the board of directors of a private company and serves as an operating partner of a private equity firm. Mr. Jacobs holds a B.S. degree in business administration from The American University and a J.D. from The Washington College of Law of The American University. We believe Mr. Jacobs should serve as a member of our Board of Directors based on his extensive management experience in the financial services sector, including in finance and operations and his experience as a board member of other public companies, including committee service. In particular, we believe Mr. Jacobs’ experience as a long-serving member on the board of directors of Global Payments, including serving as Chairman during the period of time that company completed one of the largest acquisitions ever in the payments industry, will provide Green Dot with highly relevant and specific expertise in the payments and financial services industries.
George T. Shaheen was the Chief Executive Officer and Chairman of the Board of Directors of Entity Labs, a privately held technology company in the data collection, storage and analytics industry from December 2006 until July 2009. Prior to that, Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a CRM software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc., an online grocery and delivery service. Previously, he was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1988 to 1999. Mr. Shaheen has served on the board of directors of Korn/Ferry International, an international executive search and consulting firm since September 2009 and served as its Chairman of the Board from September 2012 to January 2019. Since June 2004 he has served on the board of directors of NetApp, an enterprise technology company that provides data storage systems. Since September 2013, he has served on the board of directors of Marcus & Millichap, a commercial real estate brokerage company. Since March 2007, he has served as a board member of 24/7 Customer, Inc., a privately held venture backed customer service technology company. Mr. Shaheen received a B.S. degree in business and an M.B.A. degree from Bradley University. We believe Mr. Shaheen should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Executive Officer of various companies and his experience as a board member of other public companies.
Steven W. Streit is our founder and has served as our President and a director since October 1999 and our Chief Executive Officer since January 2001. He also served as our Secretary from October 1999 to April 2000, our Treasurer from October 1999 to April 2004 and our Chairman from February 2010 to June 2016. We believe Mr. Streit should serve as a member of the Board of Directors based on the perspective and experience he brings to our Board of Directors as our President and Chief Executive Officer and our founder, which adds historical knowledge, operational expertise and continuity to our Board of Directors.
There are no familial relationships among our directors and officers.

Director Compensation
Director Compensation Highlights

•	Fees for committee service and service on the board and committees of subsidiary bank to differentiate individual pay based on workload

•	Emphasis on equity in the overall compensation mix

•	Full-value equity grants under a fixed-value annual grant policy with time-based vesting for retention purposes

•	No performance-based equity awards

•	A robust stock ownership guideline set at four times the annual cash retainer to support stockholder alignment

•	Governance limit of $300,000 on the total value of equity compensation that may be granted to a non-employee director each fiscal year
The following table provides information for the year ended December 31, 2018 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2018.

Director Compensation - 2018
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Kenneth C. Aldrich	80,000	124,975	—	—	204,975
J. Chris Brewster	217,500	249,950	—	—	467,450
Glinda Bridgforth Hodges	165,000	249,950	—	12,427	427,377
Rajeev V. Date	95,000	124,975	—	—	219,975
Saturnino Fanlo	165,000	249,950	—	—	414,950
George W. Gresham	147,000	249,950	—	17,523	414,473
William I. Jacobs	237,500	249,950	—	—	487,450
George T. Shaheen	197,000	249,950	—	—	446,950
_____________

(1)
Non-employee directors received an annual retainer fee of $70,000 plus any additional annual fees due for service on our committees or as our lead independent director or Chairperson of the Board according to the schedule described below under "Annual and Meeting Fees." Mr. Brewster, Ms. Bridgforth Hodges, Mr. Fanlo, Mr. Gresham, Mr. Jacobs, and Mr. Shaheen, each also received compensation of $107,500, $75,000, $82,500, $70,000, $77,500 and $82,500, respectively, for their service as directors or committee members of our subsidiary bank.

(2)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation for awards of restricted stock units ("RSUs") granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of unvested RSU awards held by each non-employee director as of December 31, 2018, see the column “Unvested Restricted Stock Units” in the table below.

(3)	Represents the cost of health insurance benefits provided to our directors on the same basis as our other eligible employees.
Our non-employee directors held the following number of stock options and RSUs as of December 31, 2018.

Name	Stock Options Outstanding	Unvested Restricted Stock Units
Kenneth C. Aldrich	—	1,736
J. Chris Brewster	—	3,472
Glinda Bridgforth Hodges	16,028	3,472
Rajeev V. Date	—	1,736
Saturnino Fanlo	—	3,472
George W. Gresham	—	3,472
William I. Jacobs	—	3,472
George T. Shaheen	16,048	3,472

Annual and Meeting Fees. During 2018, our non-employee directors were entitled to receive the following annualized cash compensation. We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.

•	$70,000 annual cash retainer

•	$30,000 annual fee for chairing our Audit Committee and $12,500 for serving as a non-chair member of our Audit Committee

•	$25,000 annual fee for chairing our Compensation Committee and $10,000 for serving as a non-chair member of our Compensation Committee

•	$25,000 annual fee for chairing our Risk Committee and $10,000 for serving as a non-chair member of our Risk Committee

•	$20,000 annual fee for chairing our Nominating and Corporate Governance Committee and $7,000 for serving as a non-chair member of our Nominating and Corporate Governance Committee

•	$70,000 annual fee for the Chairperson of the Board (following the separation of the Board Chair and CEO)
During 2018, we also compensated any non-employee director who served on the Board of Directors, Audit Committee or Community Reinvestment Act Committee of our subsidiary bank. The annual retainer fee for board service was $70,000, the additional annual retainer fee for Audit Committee service was $30,000 for the chair of the Audit Committee and $12,500 for each of the Audit Committee's other members, and the additional annual retainer fee for Community Reinvestment Act Committee service was $5,000.
Annual Equity Awards. Each non-employee director is entitled to an annual grant of RSUs with a grant date fair value of $125,000. In addition, each non-employee member of the Board of Directors who also serves on the board of directors of our subsidiary bank is entitled to an additional grant of RSUs having a fair market value on the grant date equal to $125,000. Such amounts reflect the fact that board service generally, and service on the board of directors of the subsidiary bank in particular, takes up an increasing amount of time each year and are within the stockholder approved limits for director compensation under the 2010 Equity Incentive Plan.
All such awards are granted at each annual meeting of stockholders and will vest upon the earlier of one year or the annual meeting of stockholders following the grant date. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested stock option and RSU awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our Board of Directors, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our Compensation Committee.
Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between director, management and non-management participants.
Non-employee directors receive no other form of remuneration, perquisites or benefits but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.
Director Stock Ownership Guidelines. Since April 2015, upon the recommendation of the Compensation Committee, our Board of Directors has instituted the following stock ownership guidelines for its non-employee directors to better align our directors' interests with those of our stockholders. Director guidelines are determined as a multiple of the annual cash retainer for board membership (excluding any fees received for board leadership and committee chairmanship). The director guidelines are established as four times a director's annual cash retainer. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., restricted stock and RSUs) and shares owned directly by the director's spouse, dependent children and/or trust. Directors have five years from appointment of the board to acquire and hold the pre-determined level of shares. As of December 31, 2018, Messrs. Aldrich, Brewster, Fanlo, Jacobs and Shaheen maintained the stated ownership requirements and Ms. Bridgforth Hodges and Mr. Date have until April 2020 and April 2021 to meet the stated thresholds.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL” ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as Green Dot's principal independent registered public accounting firm to perform the audit of Green Dot's consolidated financial statements for the fiscal year ending December 31, 2019. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Ernst & Young LLP as Green Dot's independent registered public accounting firm.
Our Audit Committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot's financial statements for the fiscal year ended December 31, 2018. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services provided by and fees of the independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot's audit.
In addition to performing the audit of Green Dot's consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2018 and 2017. Our Audit Committee has determined that Ernst & Young LLP's provision of these services, which are described below, does not impair Ernst & Young LLP's independence from Green Dot. The aggregate fees billed for the years ended December 31, 2018 and 2017 for each of the following categories of services are as follows:

Fees Billed to Green Dot	2018	2017
Audit fees(1)	$1,567,000	$1,642,000
Audit related fees(2)	—	—
Tax fees(3)	99,900	185,014
All other fees	—	—
Total fees	$1,666,900	$1,827,014

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Board (United States).

(2)	“Audit related fees” include fees for benefit plan audits and due diligence services related to completed or potential acquisitions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to Green Dot Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 34 to 60 of this proxy statement, is hereby approved.”
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our NEOs are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices. Below are a few highlights of our pay for performance philosophy as they relate to our CEO and NEOs.

CEO Target Total Direct Compensation

•	2018 Target total direct compensation: 85.4% performance-based
•	Annual long-term equity incentives: 100% performance-based

	2016-2018 CEO PRSUs				2018 Cash Incentive Plan
	2016-2018 TSR Goal			Pay for Performance Results	2018 Goal			Pay for Performance Results
	Relative TSR Ranking			2018 Results	Annual Revenue (thousands)			2018 Results (thousands)
	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)		Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
	25th Percentile	60th Percentile	75th Percentile	99th Percentile	$982,000	$990,000	$997,000	$1,041,800
				150% Payout				150% Payout

Financial Performance and CEO Compensation
*Assumes $100 invested in the company's stock on December 31, 2013.
Target Total Direct Compensation of Other NEOs

•	2018 Target total direct compensation: 74% performance-based
•	Annual long-term equity incentives: 100% performance-based*

* Does not include RSU grants made outside of the annual grant cycle
NEO PRSUs (Other than CEO)

2018 Non-GAAP EPS Goal			Pay for Performance Results
Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2018 Results
$2.81	$2.85	$2.88	$3.29
			150% Payout
While the results of this advisory vote are not binding, our compensation committee will consider the outcome of the vote in deciding whether to take any action because of the vote and when making future compensation decisions for NEOs. Our current policy is to hold such an advisory vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2020 annual meeting of stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of either class of our common stock;

•	each of our directors or director nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors, Named Executive Officers and 5% Stockholders” is c/o Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107 and references to shares refer to our Class A common stock.
Percentage ownership of our Class A common stock common stock is based on 53,147,943 shares of our Class A common stock outstanding on March 31, 2019. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class A common stock subject to options or RSUs that are currently exercisable or exercisable or will settle within 60 days of March 31, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the option or warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Class A	% of
Name and Address of Beneficial Owner	Common Stock	Total Voting
	Shares	Power
Directors and Named Executive Officers
Steven W. Streit (1)	3,207,957	6.1%
Mark L. Shifke (2)	579,518	1.1%
Kenneth C. Aldrich (3)	122,299	*
Kuan Archer (4)	62,240	*
George T. Shaheen (5)	38,880	*
Glinda Bridgforth Hodges (6)	19,331	*
Saturnino Fanlo (7)	17,054	*
John C. Ricci (8)	14,057	*
J. Chris Brewster (9)	12,969	*
William I. Jacobs (10)	12,969	*
Brett Narlinger (11)	8,260	*
George W. Gresham (12)	3,472	*
Rajeev V. Date (13)	1,736	*
All directors and executive officers as a group (16 persons)(14)	4,117,239	7.8%

5% Stockholders
BlackRock, Inc. (15)	7,288,743	13.8%
Vanguard Group, Inc. (16)	5,306,708	10.1%
_____________
*    Represents beneficial ownership of less than 1% of our outstanding shares of Class A common stock.

(1)	Represents 3,192,555 shares held by the Steven W. Streit Family Trust DTD 9/30/2005, of which Mr. Streit is the trustee and 15,402 shares held by Mr. Streit.

(2)
Represents 517,331 shares held by Mr. Shifke, 56,880 shares subject to options held by Mr. Shifke that are exercisable within 60 days of March 31, 2019 and 5,307 shares subject to RSUs that vest within 60 days of March 31, 2019.

(3)
Represents 100,000 shares held by YKA Partners Ltd., of which Mr. Aldrich is the agent of the general partner, 20,563 shares held by Mr. Aldrich and 1,736 shares subject to RSUs that vest within 60 days of March 31, 2019.

(4)
Represents 32,227 shares held by Mr. Archer, 24,188 shares subject to options held by Mr. Archer that are exercisable within 60 days of March 31, 2019 and 5,775 shares subject to RSUs that vest within 60 days of March 31, 2019.

(5)
Represents 19,360 shares held by Mr. Shaheen, 16,048 shares subject to options held by Mr. Shaheen that are exercisable within 60 days of March 31, 2019 and 3,472 shares subject to RSUs that vest within 60 days of March 31, 2019.

(6)
Represents 6,937 shares held by Ms. Bridgforth Hodges, 8,922 shares subject to options held by Ms. Bridgforth Hodges that are exercisable within 60 days of March 31, 2019 and 3,472 shares subject to RSUs that vest within 60 days of March 31, 2019.

(7)	Represents 13,582 shares held by Mr. Fanlo and 3,472 shares subject to RSUs that vest within 60 days of March 31, 2019.

(8)	Represents 4,870 shares held by Mr. Ricci and 9,187 shares subject to RSUs that vest within 60 days of March 31, 2019.

(9)	Represents 9,497 shares held by Mr. Brewster, and 3,472 shares subject to RSUs that vest within 60 days of March 31, 2019.

(10)	Represents 9,497 shares held by Mr. Jacobs, and 3,472 shares subject to RSUs that vest within 60 days of March 31, 2019.

(11)	Represents 2,010 shares held by Mr. Narlinger and 6,250 shares subject to RSUs that vest within 60 days of March 31, 2019.

(12)	Represents 3,472 shares held by Mr. Gresham subject to RSUs that vest within 60 days of March 31, 2019.

(13)	Represents 1,736 shares held by Mr. Date subject to RSUs that vest within 60 days of March 31, 2019.

(14)
Includes 106,038 shares subject to options held by all executive officers as a group that are exercisable within 60 days of March 31, 2019 and 50,823 shares subject to RSUs that vest within 60 days of March 31, 2019.

(15)
Based solely on the information set forth in a Schedule 13G filed by BlackRock Inc. on January 28, 2019. BlackRock Inc. reported that, as of December 31, 2018, it had sole voting over 7,117,851 shares and sole dispositive power over 7,288,743 shares. The principal business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.

(16)
Based solely on the information set forth in a Schedule 13G filed by The Vanguard Group on February 11, 2019. The Vanguard Group reported that, as of December 31, 2018, it had sole voting over 99,437 shares, shared voting power over 6,100 shares, sole dispositive power over 5,205,571 shares and shared dispositive power over 101,137 shares. The principal business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

OUR EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2019, and their positions are shown below.

Name	Age	Position
Steven W. Streit	57	President and Chief Executive Officer
Mark L. Shifke	59	Chief Financial Officer
Rob Strub	44	Chief Operating Officer
Konrad Alt	58	Chief Banking Officer
Kuan Archer	46	President, Chief Product and Technology Officer
Jason Bibelheimer	43	Chief Human Resources Officer
Brett Narlinger	48	Chief Revenue Officer
John C. Ricci	53	General Counsel and Secretary
For information regarding Mr. Streit, please refer to Proposal No. 1, “Election of Directors,” on page 22 above.
Mark L. Shifke has served as our Chief Financial Officer since December 2015. Prior to his appointment as our Chief Financial Officer, Mr. Shifke had served as our acting Chief Financial Officer from May 2015 to December 2015 and as Senior Vice President, Corporate Strategy/M&A, since June 2014. From May 2011 to April 2012, he served as our General Manager, Government Programs and Vice President, Special Projects, and then served as Senior Vice President Corporate Development/M&A from April 2012 to June 2014. In addition, Mr. Shifke served as a member of our Board of Directors from January 2001 to February 2004. Prior to joining Green Dot, he served as Managing Director, M&A and Corporate Finance Advisory at J.P. Morgan from 2007 to 2011. Mr. Shifke served as Vice President at Goldman Sachs in Principal Investing from 2002 to 2005, and in M&A Structuring and Advisory from 2005 to 2007. Previously, he was a partner at Davis Polk & Wardwell, LLP, a law firm, a Principal at KPMG LLP, an accounting firm, and a Managing Director of Big Flower Capital Corp. Mr. Shifke holds a B.A. in political science and public administration from Tulane University, a J.D. from Tulane Law School, and a LL.M. in taxation from New York University School of Law.
Mr. Strub has served as our Chief Operating Officer since February 2019. Prior to joining Green Dot, he served in a number of positions at Citigroup, a financial services company, from June 1997 to February 2019, most recently as Chief Operations Officer for the U.S. Consumer Bank for Citi from October 2018 to February 2019. Mr. Strub holds a B.S. in finance from Miami University and an M.B.A. from the University of Cincinnati.
Konrad Alt has been Chief Banking Officer and Vice Chairman of the Green Dot Bank Board since November of 2017. Immediately prior to joining Green Dot, he was Chief Operating Officer of Merlon Intelligence, Inc. from January 2017 to October 2017. From 2004 to June 2016, Mr. Alt was a Managing Director of the Promontory Financial Group, LLC. He also founded the firm’s San Francisco office and served as Chief Operating Officer of Promontory from July 2014 to June 2016. Prior to Promontory, he served as Executive Vice President and Chief Public Policy Officer at Providian Financial Corp., and as a Senior Vice President at Golden West Financial Corp., the parent company of World Savings. From 1989 to 1996, Mr. Alt was in public service, first as counsel to the U.S. Senate Committee on Banking, Housing and Urban Affairs (1989-1993), and later as Chief of Staff and Senior Deputy Comptroller for Economic Analysis and Public Affairs at the Office of the Comptroller of the Currency (1993-1996). He currently serves on the board of trustees of Reed College. Mr. Alt holds a J.D. from Harvard Law School, an M.P.P. in Public Policy from Kennedy School of Government, Harvard University and a B.A in political science from Reed College.
Kuan Archer has served as our President, Chief Product and Technology Officer since February 2019. Prior to his appointment as our President, Chief Product and Technology Officer, Mr. Archer served as our Chief Operating Officer from January 2015 to February 2019. From October 2012 to December 2015, he served as Chief Technology Officer and Executive Vice President of Product Development. Prior to joining Green Dot, he served in a number of positions at Rovi Corporation, a digital media technology provider, from May 2006 to September 2012, most recently as Senior Vice President of Product Development. From September 2004 to April 2006, he served as Director at Symantec Corporation, a security, storage and systems management provider. Prior to his tenure at Symantec, Mr. Archer held a number of software engineering and leadership roles at Microsoft Corporation. Mr. Archer holds a B.S. in computer science from the University of Texas at Austin and an M.B.A. from the University of Washington.
Jason Bibelheimer has served as our Chief Human Resources Officer since September 2017. Prior to joining Green Dot, he served in a number of positions at Western Digital, a computer hardware and data storage company, from June 2007 to September 2017, most recently as Vice President, HR Operations from June 2010 to September 2017. Mr. Bibelheimer holds a B.S. in business management from Pepperdine University.

Brett Narlinger has served as our Chief Revenue Officer since November 2016. Prior to joining Green Dot, Mr. Narlinger served as Senior Vice President, Sales at Mercury Payment Systems, Inc., a provider of payments technology and services, from June 2013 to September 2016. From June 2009 to December 2012, Mr. Narlinger served as Executive Vice President of Sales and a founding executive of Bank of America Merchant Services. Mr. Narlinger also held various leadership roles, overseeing all enterprise and national portfolio accounts, with First Data Corporation from October 1994 to June 2009.
John C. Ricci has served as our General Counsel since June 2004 and our Secretary since April 2003. From April 2003 to June 2004, he served as our Director of Legal Affairs. Prior to joining Green Dot, Mr. Ricci was an associate at the law firm of Strategic Law Partners, LLP from November 1999 to June 2002. Mr. Ricci began his career as an attorney in the Enforcement Division of the SEC. Mr. Ricci holds a B.A. in economics and political science from the University of California at San Diego and a J.D. from Loyola Law School.

EXECUTIVE COMPENSATION

Company Performance

Total Operating Revenues:	$1.042B	17% year over year growth
Net Income:	$118.7M	38% year over year growth
Gross Dollar Volume[1]:	$40B	29% year over year growth
Purchase Volume[2]:	$26B	20% year over year growth
Cash Transfers[3]:	$42.3M	9% year over year growth
Tax Refunds Processed:	$11.71M	5% year over year growth
1 Gross dollar value of funds loaded to our account products
2 Total dollar volume of purchase transactions made by our account holders
3 Total number of cash transfer transactions conducted by consumers

We also exceeded the goals in our incentive plans1:

Annual Revenue Growth:	17%
Non-GAAP EPS Growth:	55%
Three-Year Relative TSR Percentile:	99%

1 Includes annual revenue as determined pursuant to the 2018 Executive Bonus Incentive Plan, non-GAAP EPS as determined pursuant to the Non-CEO performance-based restricted stock units ("PRSUs"), and relative TSR as determined pursuant to the 2018 CEO PRSUs.

Stockholder Value Creation*Measured using December 31, 2018 stock price

Listening to Stockholders

•	Engaged with top institutional investors representing approximately 65% of our outstanding shares, who did not express any serious concerns

•	2018 Say-on-Pay Vote: 99.3% of the votes cast in favor

CEO Target Total Direct Compensation
* LTIP represents the grant date fair value of equity awards
Pay-for-Performance Alignment
2016-2018 CEO PRSUs

2016-2018 TSR Goal			Pay for Performance Results

Relative TSR Ranking			2018 Results
Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
25th Percentile	60th Percentile	75th Percentile	99th Percentile
150% Payout
NEO PRSUs (Other than CEO)

2018 Non-GAAP EPS Goal			Pay for Performance Results
Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	2018 Results
$2.81	$2.85	$2.88	$3.29
			150% Payout
2018 Cash Incentive Plan (All NEOs)

2018 Goal			Pay for Performance Results

Annual Revenue (thousands)			2018 Results (thousands)
Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
$982,000	$990,000	$997,000	$1,041,800
150% Payout

Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2018 executive compensation program and the compensation paid by the company to the following NEOs in 2018, referred to throughout this proxy statement as our NEOs:

• Steven W. Streit, President and Chief Executive Officer ("CEO")
• Mark L. Shifke, Chief Financial Officer ("CFO")
• Kuan Archer, President, Chief Product and Technology Officer[1]
• Brent Narlinger, Chief Revenue Officer ("CRO")
• John C. Ricci, General Counsel
1 Effective February 25, 2019, Mr. Archer was appointed President, Chief Product and Technology Officer and no longer serves as Chief Operating Officer.

Alignment between 2018 Financial Performance and Executive Compensation

	2018 (Actual /Target)	2018 Payout (% of Target)
Annual Revenue Under the Variable Cash Incentive Plan (in millions)	$1,042 / $990	150%
Non-GAAP EPS for PRSUs for NEOs other than CEO[1]	$3.29 / $2.85	150%
One-Year Relative TSR percentile[2,3] for PRSUs for CEO	86th / 60th	N/A
Two-Year Relative TSR percentile[2,3] for PRSUs for CEO	99th / 60th	N/A
Three-Year Relative TSR percentile[2] for PRSUs for CEO	99th / 60th	150%

1	See - Elements of Compensation -- Long-Term Equity-Based Awards - PRSUs for Other NEOs for a description of this metric. 75% of PRSUs, remain subject to service vesting.

2	Total stockholder return ranking (stated as a percentile) as compared to the S&P SmallCap 600 under PRSUs granted to our CEO in 2018.

3
Presented for illustrative purposes and shows the progress for the first year (in the case of the one-year relative TSR percentile) or the first two years (in the case of two-year relative TSR percentile) of the three-year performance period for the PRSUs granted in 2018. No amounts have been or will be earned under these PRSUs until the end of the awards' three-year performance period.

Financial Performance and CEO Compensation

*Assumes $100 invested in our Class A common stock on December 31, 2013.

Our Compensation Philosophy and Objectives

Attract and retain
Offer a total compensation program that flexibly adapts to changing economic, regulatory and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria

Pay for performance
Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on satisfaction of designated financial and non-financial objectives

Align executive interests with our stockholders
Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances

Reward actual achievement
Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value

Compensation Governance Highlights

What We Do:	What We Do Not Do:
We reward performance that meets our predetermined goals	Pay bonuses if performance levels fall below pre-determined thresholds
Our CEO and NEOs’ annual short-term and long-term incentive opportunities are 100% performance-based	Provide for minimum guaranteed payout levels
We have implemented robust stock ownership guidelines for our executives	Permit short-sales, hedging or pledging of our stock
We have adopted a "claw-back" policy that gives us discretion to require our NEOs to repay cash and/or equity compensation in the event of a restatement	Enter into employment agreements that provide for fixed terms or automatic compensation increases or equity grants
We cap payouts under our plans to discourage inappropriate risk taking by our NEOs	Provide single-trigger change of control benefits
We have double-trigger change in control provisions for all equity awards	Provide for excessive cash severance
The Compensation Committee retains an independent compensation consultant	Provide our executives with tax gross-ups and perquisites.
We hold an annual advisory vote on executive compensation	Permit repricing stock options without stockholder approval
We seek feedback on executive compensation through stockholder engagement	Maintain any executive pension plans, or any retirement programs that are not generally available to all employees
Listening to Stockholders
At our 2018 annual meeting of stockholders, we requested stockholders to cast a non-binding advisory vote on the compensation of our NEOs, also known as "say-on-pay" vote. This proposal passed with approximately 99.3% of the votes cast in favor. In evaluating our compensation practices in 2018, the Compensation Committee was mindful of the support our stockholders expressed for our philosophy of linking compensation to financial objectives and the enhancement of stockholder value. In addition, management met with or spoke to institutional stockholders representing approximately 65% of outstanding shares and they did not express any serious concerns with our executive compensation program. As a result, the Compensation Committee retained its general approach to executive compensation and continued to apply the same general philosophy and objectives as in the prior fiscal year in determining executive compensation.

2018 Executive Compensation
The following graphs reflect the mix of target total direct compensation of our CEO and our other NEOs in 2018:

CEO	Other NEOs

* LTIP represents the grant date fair value of equity awards, which appears in our Summary Compensation Table below.

Elements of Compensation
The key components of our current compensation program for our NEOs are summarized in the table below. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each compensation component.

Compensation Element	Form of Compensation	Guaranteed vs. At-Risk	Performance vs. Time-based

Base Salary	Cash	Guaranteed	N/A
Annual Cash Incentive	Cash	At-Risk	Performance-based
Long-term Incentive	PRSUs	At-Risk	Performance-based
Severance, Change in Control and Retirement Benefits	Cash/Equity/Other	N/A	N/A

Executive Compensation Decisions for the 2018 Performance Year
Base Salary

2018 BASE SALARY
Philosophy	Considerations
• Attract and retain. Provide fixed compensation to attract and retain key executives
•
Salary reviewed and set annually

•
The factors used to determine whether base salaries were increased, included scope of responsibilities, individual and company performance, retention, date of last increase, equity ownership, internal equity, our 2018 peer group data and the recommendations of our CEO (other than with respect to his own compensation)

The following table summarizes the annual base salaries paid to our NEOs during fiscal year 2018 as compared to 2017 and the primary reasons for any changes in base salary.

Name	2017 Base Salary	2018 Base Salary	Primary Reasons for Change

Steven W. Streit	$666,000	$750,000	No increase since 2012; company and individual performance since 2012; market competitiveness
Mark L. Shifke	$450,000	$475,000	No increase since 2014 and since assuming role of CFO in 2015; company and individual performance since becoming CFO; market competitiveness
Kuan Archer	$440,000	$475,000
Increasing responsibilities due to major Banking as a Service programs and oversight of the development of our critical new technologies and system infrastructure; market competitiveness; retention concerns given skillset

Brent Narlinger	$440,000	$440,000	N/A
John C. Ricci	$370,800	$380,000	No increase since 2014; market competitiveness

2018 Annual Cash Incentive Awards

2018 ANNUAL CASH INCENTIVE AWARDS
Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions

•
Pay for Performance: Establish appropriate short-term performance conditions that the Compensation Committee believes will drive our future growth and profitability

•
Reward Achievement: Reward achievement of short-term performance conditions

•
Align the interests of executives with those of our stockholders:
Bonus payout tied to company performance consistent with 2018 financial plan

•
Attract and Retain Executives:
Offer market competitive incentive opportunities

•
Factors used to determine target amounts included: role, scope of responsibilities, individual and company performance, current salary, equity ownership, internal equity, our 2018 peer group data and the recommendations of our CEO (other than with respect to his own compensation)

•
Annual revenue was chosen as the company performance goal because the Compensation Committee believes revenue (i) is one of the best indicators of financial success for our company, (ii) is a significant driver of stockholder value creation, and (iii) aligns with our overall operating strategy and 2018 financial plan

•
NEOs should not be awarded for performance that did not approximate our company financial plan; therefore, the threshold revenue goal should be rigorous, and no amounts should be earned if the threshold goal is not satisfied

•
Annual revenue target of $990 million

•
Threshold goal of 99.192% of the annual revenue target goal; failure to achieve this goal would result in no payment

•
Opportunity to earn up to 150% of the target bonus amount for superior performance

•
Annual revenue was defined as the total operating revenues reflected in our consolidated statements of operations

The 2018 Executive Officer Incentive Bonus Plan (our “2018 Cash Incentive Plan”) provided for a cash incentive payment based on 2018 annual revenue performance, with a threshold level of performance that had to be achieved to receive a minimum payout, and an opportunity to earn up to 150% of the target incentive amount for superior performance. The actual payout amount to each NEO was determined by multiplying their target incentive amount by a “multiplier” that varied depending on the percentage of achievement for the performance objective as shown in the following table:

Revenue (in thousands)	Cash Incentive Multiplier[1]
$982,000 (Threshold)	50%
$990,000 (Target)	100%
$997,000 (Maximum)	150%
1 Additional multipliers of 75% and 125% were established for annual revenue of $986 million and $995 million, respectively. If annual revenue fell between two discrete multipliers, linear interpolation would have been used to determine the multiplier.

Each NEO's 2018 target cash incentive amount was a pre-determined amount that was intended to provide a competitive level of compensation if the executive officer achieved the revenue performance goal established in the beginning of the performance year. The following table summarizes the target cash incentive amounts of our NEOs for fiscal year 2018 as compared to 2017 and the primary reasons for any changes in target cash incentive amount.

Name	2017 Target Incentive (% of Base Salary)	2018 Target Incentive (% of Base Salary)	Reasons for Change

Steven W. Streit	100%	100%	N/A
Mark L. Shifke	100%	100%	N/A
Kuan Archer	80%	100%
Increasing responsibilities due to major Banking as a Service programs and oversight of the development of our critical new technologies and systems infrastructure; market competitiveness; internal equity, retention concerns given skillset

Brent Narlinger	100%	100%	N/A
John C. Ricci	75%	75%	N/A

Our actual 2018 annual revenue of $1.041 billion exceeded our Compensation Committee’s expectations (17% year-over-year growth), resulting in a “multiplier" of 150%. Accordingly, 150% of the target incentive amounts were paid to our NEOs per the 2018 Cash Incentive Plan formula.
The actual cash incentive awards paid to our NEOs under the 2018 Cash Incentive Plan are set forth below.

Name	Base Salary	2018 Target Incentive (% of Base Salary)		Payout Multiplier	2018 Cash Incentive Payout
Steven W. Streit	$750,000	100%	$750,000	150%	$1,125,000
Mark L. Shifke	$475,000	100%	$475,000	150%	$712,500
Kuan Archer	$475,000	100%	$475,000	150%	$712,500
Brent Narlinger	$440,000	100%	$440,000	150%	$660,000
John C. Ricci	$380,000	75%	$285,000	150%	$427,500

Long-Term Equity-Based Awards
In furtherance of our pay for performance philosophy and culture, we grant equity awards to NEOs on an annual basis in the form of PRSUs. PRSUs represent the right to receive one share of Class A common stock for each PRSU that vests based on the achievement of pre-defined performance requirements. Outside of the annual grant cycle, we may also make grants of time-based RSUs for retention purposes or in connection with hiring, promotions, significant changes in responsibilities, extraordinary performance, or to achieve internal equity.

2018 PRSU GRANTS
Philosophy	Grant Amount Considerations	Award Design Considerations	Performance Conditions/ Vesting Conditions

•
Pay for Performance:  Establish appropriate performance conditions that the Compensation Committee believes will drive our future growth and profitability

•
Reward Achievement: Provide meaningful and appropriate incentives for achieving company annual financial goals that the Compensation Committee believes are important for our short- and long-term success

•
Align Interests with Stockholders:
Tie payout of stock awards to TSR returns or profitability

•
Attract and Retain Executives:
Additional long-term vesting requirement once performance conditions are achieved to further encourage retention of our executives (for other NEOs)

•
Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of NEO's overall compensation package with reference to peer group practices; (iii) the NEO's existing equity holdings; (iv) the extent to which these holdings are vested; (v) the recommendations of our CEO (other than with respect to his own compensation); and (vi) our “burn rate” relative to our industry burn rate guidelines, per certain stockholder and proxy advisor methodology

•
Payout of CEO award should be based on long-term stockholder value creation relative to other companies

•
Payout of other NEOs’ awards should be based on company’s profitability and should also be used to promote retention past the performance period

•
CEO Stock Award-Design: TSR ranking as compared to the S&P SmallCap 600 for the period from January 1, 2018 to December 31, 2020, with a threshold level of performance to be achieved to earn the minimum shares for threshold performance and an opportunity to earn up to 150% of the target shares for superior performance.

•
Other NEO Stock Award-Design:
Achievement of 2018 non-GAAP diluted earnings per share (as defined below) goals in 2018, with a threshold level of performance to be achieved to earn the minimum shares for threshold performance and an opportunity to earn up to 150% of the target shares for superior performance. These awards vest as to 25% of the shares earned at the end of the performance period with remainder vesting in equal annual installments over the three years thereafter based on service.

PRSUs for CEO

2018 PRSUs
The Compensation Committee decided to use the same PRSU design for our CEO’s PRSU grant in 2018 as it used in each of the three prior years. The performance metric is our company's TSR ranking as compared to the S&P SmallCap 600 for the period from January 1, 2018 to December 31, 2020. Under this award, our CEO may earn 0% to 150% of the target shares (46,563) at the end of the performance period as shown in the following table:

2018 PRSUs
Relative TSR	Relative TSR Multiplier[1]	Potential PRSUs Earned
75th Percentile or Above	150%	69,844
60th Percentile	100%	46,563
25th Percentile	50%	23,281
Below 25th Percentile	0%	0
1 To the extent relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Relative TSR Multiplier.
Because 2018 was the first year of the three-year performance period for our CEO’s 2018 PRSUs, no shares were earned. However, one-year TSR for 2018 was at the 86th percentile of the S&P SmallCap 600.
2017 PRSUs
Similarly, under the PRSUs granted to our CEO in 2017, no shares were earned because 2017 was the second year of the three-year performance period. However, two-year TSR for 2017 to 2018 was at the 99th percentile of the S&P SmallCap 600.
2016 PRSUs
At the end of the three-year performance period under our CEO’s 2016 PRSUs, our total stockholder return ranking was the 99th percentile of the S&P SmallCap 600, resulting in the issuance of 213,880 shares of our Class A common stock, the maximum value under the award (150% of the target number of shares under his award).

2016-2018 TSR Goal			Pay for Performance Results

Relative TSR Ranking			2018 Results
Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
25th Percentile	60th Percentile	75th Percentile	99th Percentile
150% Payout

PRSUs for Other NEOs
For our NEOs other than the CEO, PRSUs are earned based on achievement of 2018 non-GAAP diluted earnings per share (as defined below) goals. A threshold level of performance must be achieved to earn the minimum number of shares under the PRSUs. NEOs also have an opportunity to earn up to 150% of the target shares under the PRSU for superior performance. Performance below the threshold will result in no shares being earned.

Non-GAAP EPS	PRSU Payout Multiplier[1]
$2.81 (Threshold)	50%
$2.85 (Target)	100%
$2.88 (Maximum)	150%
1 Additional multipliers of 75% and 125% were established for non-GAAP diluted earnings per share of $2.83 and $2.87, respectively. If non-GAAP diluted earnings per share fell between two discrete points in the chart above, linear interpolation would have been used to determine the payout multiplier.
These awards vest as to 25% of the shares earned at the end of the performance period with the remainder vesting in equal annual installments over the three years thereafter based on service. The Compensation Committee believes this design strikes the appropriate balance between performance and retention for long-term equity incentive awards.
For purposes of these awards, non-GAAP diluted earnings per share (“non-GAAP EPS”) is calculated as set forth below:

Non-GAAP net income[1]	÷	Diluted weighted-average shares issued	=	Non-GAAP EPS
1Excludes the impact of employee stock-based compensation expense, amortization of acquired intangible assets, change in fair value of contingent consideration, transaction costs, impairment charges, amortization of deferred financing costs, costs and expenses incurred in connection with any proxy contests and similar engagements, significant unreimbursed costs associated with the delay in migration of our remaining customer accounts from our former processor to our new processor, other income and expense that the Compensation Committee determines are not reflective of ongoing operating results and the tax effect for the related non-GAAP measure adjustments using the company's year-to-date non-GAAP effective tax rate.

For 2018, the non-GAAP EPS target under the PRSUs was $2.85. Actual non-GAAP EPS was $3.29 (55% year-over-year growth) resulting in a “multiplier" of 150% for 2018. Accordingly, 150% of the target number of shares were earned, with 75% of such shares subject to the additional service requirement.
The following table summarizes the target number and value of shares underlying long-term equity incentive awards granted to our NEOs in 2018 and the number of shares earned based on performance:

Name	Target PRSUs (#)	PRSU Value at Grant Date ($) [1]	PRSUs Earned
Mark L. Shifke	13,303	899,549	19,954
Kuan Archer(3)	13,303	899,549	19,954
Brett Narlinger	11,825	799,607	17,737
John C. Ricci	11,825	799,607	17,737
1 For detail on the grant date fair value of these awards, see footnote 4 to the Summary Compensation Table below.

Time-based RSU Grant to Brett Narlinger
Outside of the annual grant cycle, we typically make grants in connection with hiring, promotions, significant changes in responsibilities, extraordinary performance, or to achieve internal equity. In May 2018, the Compensation Committee granted Mr. Narlinger time-based RSUs covering 25,000 shares of our Class A common stock as described in the table below.

TIME-BASED RSU GRANTS
Philosophy	Considerations for Grant to Brett Narlinger	Vesting Provisions

•
Attract and Retain Executives:
Promote retention of our executives through long-term service vesting period

•
Align Interests with Stockholders:
Align the interests of executives with those of stockholders by issuing equity awards for which the value is correlated to our stock price

•
Mr. Narlinger’s performance and growing responsibilities

•
The value of Mr. Narlinger’s existing unvested equity awards did not provide sufficient “holding power” as compared to the equity compensation of our other executive officers

• Awards vest based on continued employment in four equal installments on each anniversary of the grant date

Severance and Change of Control
The following table provides information regarding the severance arrangements that we have with certain of our NEOs and our Corporate Transaction Policy, which applies to the equity awards of all our employees:

Severance and Change of Control Protections
Philosophy	Considerations	Terms

•
Attract and Retain Executives:
○ Intended to ease an NEO's transition due to an unexpected employment termination
○ Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives
•
Align Interests with Stockholders:      Mitigate any potential employer liability and avoid future disputes or litigation

•
The employment of our NEOs is “at will,” meaning we can terminate them at any time and they can terminate their employment with us at any time

•
Severance arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave our company under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits

•
“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change of control

•
These provisions are considered a typical component of a competitive executive compensation program for executives among our 2018 peer group

Severance Arrangements of Certain NEOs:
•
Provide for certain cash payments, and/or the vesting of certain equity awards and COBRA benefits, in the event there is a separation of employment under various circumstances, subject to the execution of a release of claims

Corporate Transaction Policy (Double-Trigger):
•
Provide for accelerated vesting of equity awards upon a change of control if the recipient is terminated by the acquiring entity in connection with the change of control under specified circumstances, subject to the execution of a release of claims

PRSUs:
•
Provide that upon a change of control any unearned PRSUs for which performance has not been determined will convert to time-based RSUs covering the target number of shares and such RSUs will continue to vest based on achievement of the existing service requirements

For additional information about the severance and change of control arrangements of our NEOs, please refer to the section of this Proxy Statement titled “Potential Payments upon Termination or Change of Control.”
Retirement Policy
In April 2018, after review of prevalent market practices regarding retirement vesting in consultation with the Compensation Committee’s independent compensation consultant, Deloitte Consulting, the Compensation Committee adopted a policy applicable to all employees that provides for vesting of equity awards in connection with a qualifying retirement as summarized in the table below.

Retirement Policy
Philosophy	Considerations	Terms

• Attract and Retain Executives. Retain and encourage our employees, including executives, to remain focused on our business for the long term
•
Preserve morale and productivity and encourage long-term retention of employee base as a whole

•
Retirement vesting is a growing trend among our 2018 peer group

•
Performance awards should only pay out based on actual performance

•
Provide for vesting of equity awards in connection with a qualifying retirement, with the settlement or payout of those awards to be made in accordance with the applicable vesting schedule of such awards

•
Applies only with respect to RSUs and PRSUs granted on or after January 1, 2018

•
A qualifying retirement under the policy requires: (i) attaining the age of 55, (ii) being continuously employed by us for at least 10 years prior to the date of the qualifying retirement, (iii) not being terminable by us for cause (as defined in the policy), and (iv) not competing with us (as defined in the policy)

•
Any outstanding and unvested performance-based equity awards will remain outstanding until the Compensation Committee determines whether and to the extent, the performance criteria is achieved, and will become 100% vested to the extent the Compensation Committee determines such awards are earned

Other Executive Benefits and Perquisites
In 2018, we did not provide perquisites to our executives that are generally unavailable to other employees. During 2018, we provided the following benefits to our NEOs on the same basis as our other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) retirement plan.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Key Compensation and Governance Policies

Policy	Considerations	Material Features

Stock Ownership Guidelines	• Promote stock ownership in the company • More closely align the interests of our NEOs with those of our stockholders
•
5x base salary for CEO

•
2x base salary for all other NEOs

•
5 years from executive officer designation to comply

•
Includes shares owned outright, full value equity awards, and shares held by the executive's spouse, dependent children and/or trust

•
As of December 31, 2018, all NEOs have reached ownership requirements

Anti-Hedging and Anti-Pledging Policies
•
Hedging is viewed as a poor practice as it insulates executives from stock price movement and reduces alignment with stockholders

•
Pledging raises potential risks to stockholder value, particularly if the pledge is significant

•
No employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of the company's securities, such as a put option, a call option or a short sale

•
Covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan

Equity Award Grant Policy	• Prohibit the granting of equity awards to take advantage of the release of material nonpublic information	• Equity award grants are not timed to take advantage of the release of material nonpublic information
Clawback Policy	• Permit us to recoup cash and equity awards in the event of a restatement that was caused by fraud or intentional misconduct	• Applies to all executive officers and certain other employees • Applies to all awards granted under the 2010 Equity Incentive Plan and the Executive Officer Incentive Bonus Plan

Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation” (including stock option grants, performance-based cash bonuses and performance-based equity awards, such as PRSUs) effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for the transition relief afforded by the Tax Cuts and Jobs Act to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that compensation expense incurred in respect of our PRSUs granted to our executive officers prior to November 2, 2017 will continue to be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility.
2019 Compensation Decisions
The decisions made for the compensation program in 2019 were approved by our Compensation Committee and are described in the table below.

Compensation Element	Decision for 2019

General	Except for base salary, our NEOs' target total direct compensation continues to be 100% performance-based

Base Salary	No increases for NEOs other than with respect to Mr. Narlinger and Mr. Ricci, whose salaries increased by 2% and 5%, respectively

Annual Cash Incentive	No structural changes to plan design (other than resetting performance goal/payout curve), except that the company must now achieve an adjusted EBITDA hurdle before any payout
	•	Mr. Streit’s target cash incentive will increase from 100% of base salary to 125% of base salary to align with market practices, and given his individual and company performance
	•	The Compensation Committee made no other changes, determining that our other NEOs' annual cash incentive opportunities are currently competitive and do not need to be adjusted

Long-term Incentive
No substantive structural changes to plan design other than our CEO’s PRSUs now have a maximum payout percentage of 200% to align with market practices; the target goal of his PRSUs remains at the 60th percentile

	•	For the fourth consecutive year, our NEOs received 100% of their annual long-term incentive equity awards in the form of PRSUs
	•	We currently do not intend to grant other equity awards to our NEOs for 2019

See “Role of Compensation Consultant” below for information regarding our Compensation Committee’s use of benchmarking studies to inform its compensation decisions.

Executive Compensation Process
General Approach
The Compensation Committee considers a variety of factors when setting and evaluating executive officer pay levels, including: tenure, experience, institutional knowledge, retention risk, marketability, replacement cost, leadership skills, and job and company performance, regulatory considerations, shareholder feedback, and the recommendations of our CEO (other than with respect to his own compensation). In addition, the Compensation Committee utilizes competitive market data as a reference point and not as a determinative factor for structuring and determining the amount of compensation to be awarded to our executive officers.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions or in recognition of significant accomplishments, to attract, retain or motivate executive officers. In these situations, we consider our business needs and the potential costs and benefits of special rewards.

Compensation Committee Decision Process
The Compensation Committee oversees the compensation of our NEOs and our executive compensation programs and initiatives. The Compensation Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives, in the first half of each fiscal year, to understand competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer and sets each executive officer's target total direct compensation for the current year based on this review and the other factors described above.

Role of Compensation Consultant
The Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the Compensation Committee. The Compensation Committee has sole authority to retain and terminate the independent compensation consultant. At the Compensation Committee's discretion, the independent compensation consultant:

•	attends Compensation Committee meetings;

•	assists the Compensation Committee in determining peer companies and evaluating compensation proposals;

•	assists with the design of incentive compensation programs; and

•	conducts compensation-related research.
In making 2018 compensation decisions, the Compensation Committee retained Deloitte Consulting to help in the selection of an appropriate peer group for executive compensation benchmarking purposes, review our executive compensation programs, assist the Compensation Committee in designing our executive compensation program and provide the Compensation Committee an understanding in executive compensation trends, including with respect to the newly adopted Retirement Policy for Equity Awards. In November 2018, the Compensation Committee replaced Deloitte Consulting with Mercer as its compensation consultant. Mercer did not provide any consulting services with respect to fiscal 2018 compensation decisions.

Peer Group
Due to the evolving nature of our company and the companies with which we compete for talent, and based on input from management and Deloitte Consulting, the Compensation Committee adjusted our primary peer group for 2018. For 2018, the primary peer group used to inform the Compensation Committee of pay levels and practices included:

Payment Processing	Regional Banks	Information Technology
Blackhawk Network Holdings, Inc.	Banc of California	Blucora, Inc.
Cardtronics plc	Cathay General Bancorp	Guidewire Software, Inc.
Euronet Worldwide, Inc.	East West Bancorp	LendingClub Corporation
Jack Henry & Associates, Inc.	Hope Bancorp	VeriFone Systems, Inc.
WEX Inc.	PacWest Bancorp
World Acceptance Corporation	Umpqua Holdings Corporation
These companies were chosen based on (i) market competition, including companies that compete with us for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues that are similar to those of Green Dot, (iii) location of headquarters, and (iv) industry, including companies in the payment processing, regional banking and information technology industries. At the time these companies were selected in September 2017, based on projected 2017 revenues, Green Dot was positioned at the 44th percentile of the peer group.
Deloitte Consulting conducted a compensation benchmarking study to assist the Compensation Committee with understanding competitive pay levels and design practices. While the Compensation Committee generally considers market data when determining the competitiveness of the executive compensation program, as discussed above, and in 2018 evaluated competitiveness with reference to the 50th percentile of total direct compensation paid to comparable executives within the primary peer group, it uses the findings as a reference point and does not target individual pay elements at a specific percentile.
The Compensation Committee also uses a secondary peer group to monitor for pay practice insights and trends, but not for purposes of benchmarking compensation levels. This group consists of the 12 companies above, as well as three larger companies in the U.S. payment processor industry: Global Payments, Total System Services, Inc. and The Western Union Company.
Due to the evolving nature of our company and the companies with which we compete for talent, and based on input from management and Deloitte Consulting, the Compensation Committee adjusted our primary peer group for 2019. For 2019, the primary peer group used to inform our Compensation Committee of pay decisions and practices includes:

2019 Peer Group
ACI Worldwide, Inc.	Euronet Worldwide, Inc.	MoneyGram International, Inc.
Blucora, Inc.	Fair Issac Corporation	WEX Inc.
Cardtronics plc	Guidewire Software, Inc.	World Acceptance Corporation
Enova International, Inc.	Jack Henry & Associates, Inc.
These companies were chosen based on (i) market competition, and included companies that compete with us for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues that are similar to those of Green Dot, (iii) location of headquarters, and (iv) industry, including companies in the payment processing and information technology industries. Regional banks were removed from the peer group in order to select peer companies which better align with Green Dot for talent competition. Other companies were removed because they were either acquired or recently experienced governance failures.
At the time these peer companies were selected in August 2018, they had a median peer revenue of $1 billion over the last 12 months, which approximates our 2018 total operating revenue. In addition, our company was at the 51st percentile in terms of market capitalization.
The Compensation Committee may periodically update the companies in future compensation benchmarking studies because of mergers, acquisitions, new publicly-traded companies and other changes, using the criteria outlined above.
Compensation Risk Assessment
The Compensation Committee has assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:

•	A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards)

•	A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix

•	Cash and equity incentives solely based on achieving company performance objectives and subject to our “claw-back” right under certain circumstances

•	Caps on annual cash incentive and PRSU payouts

•	Stock ownership guidelines which align the interests of our executive officers with those of our stockholders

•	General alignment with prevalent low-risk pay practices
Compensation Committee Report
The information contained in the following report of Green Dot's Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Green Dot's annual report on Form 10-K for the year ended December 31, 2018.

Submitted by the Compensation Committee
George T. Shaheen, Chair
Kenneth C. Aldrich
William I. Jacobs

Compensation Committee Interlocks and Insider Participation
In 2018, the members of our Compensation Committee were Kenneth C. Aldrich, William I. Jacobs and George T. Shaheen. None of the members of our Compensation Committee in 2018 was at any time during 2018 or at any other time an officer or employee of Green Dot or any of its subsidiaries, and none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. None of Green Dot's executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2018.
Executive Compensation Tables
The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated NEOs serving as such at December 31, 2018.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven W. Streit	2018	750,000	—	3,628,655	(4)	—	1,125,000	—	5,503,655
President and Chief Executive Officer	2017	666,000	—	2,936,857	(4)	—	999,000	—	4,601,857
	2016	666,000	—	2,930,752	(4)	—	879,120	—	4,475,872

Mark L. Shifke	2018	475,000	—	899,549	(4)	—	712,500	—	2,087,049
Chief Financial Officer	2017	450,000	—	699,989	(4)	—	675,000	—	1,824,989
	2016	450,000	—	3,874,980	(4)	—	594,000	—	4,918,980

Kuan Archer	2018	475,000	—	899,549	(4)	—	712,500	5,471	2,092,520
President, Chief Product and Technology Officer	2017	440,000	—	4,861,239	(4)	—	528,000	4,500	5,833,739
	2016	440,000	—	624,996	(4)	—	464,640	592	1,530,228

Brett Narlinger	2018	440,000	—	2,586,357	(4)(5)	—	660,000	—	3,686,357
Chief Revenue Officer	2017	440,000	—	2,545,193	(4)	—	660,000	—	3,645,193

John C. Ricci	2018	380,000	—	799,607	(4)	—	427,500	8,345	1,615,452
General Counsel	2017	370,800	—	659,974	(4)	—	361,530	4,865	1,397,169
	2016	370,800	—	824,996	(4)	—	318,146	4,865	1,518,807
_____________

(1)
The amounts in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of PRSUs and RSUs during the applicable period, as discussed in note 12 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2018 and as more fully described in footnotes 4 and 5.

(2)	See the “Grants of Plan-Based Awards - 2018” table below for information on awards made under our 2018 Executive Officer Incentive Bonus Plans.

(3)	This column reflects company contributions to the named executed officer's 401(k) or other retirement plan.

(4)
Except as indicated in footnote 5, this amount represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSUs awarded during the applicable period. The performance conditions for Mr. Streit's PRSUs differed from those for the PRSUs granted to other NEOs, resulting in the application of different methodologies to determine the grant date fair value for each award in accordance with FASB ASC Topic 718. The PRSUs awarded to Mr. Streit are based on a three-year performance period from January 1, 2018 to December 31, 2020 for the 2018 PRSUs, from January 1, 2017 to December 31, 2019 for the 2017 PRSUs and from January 1, 2016 to December 31, 2018 for the 2016 PRSUs. 0% to 150% of the target shares are eligible to be earned at the end of the performance period depending on the total stockholder return ("TSR") achieved relative to the companies comprising the S&P SmallCap 600 index. The TSR performance condition of Mr. Streit's PRSUs constitutes a "market condition" under FASB ASC Topic 718. The full grant date fair value of Mr. Streit's PRSUs was determined using a Monte Carlo simulation option pricing model (“Monte Carlo model”) on the date the PRSUs were awarded. The PRSUs awarded to the other NEOs are based on achieving a 2018 non-GAAP EPS-based goal and the fair value of these awards was based on the grant date fair market value of our Class A common stock.

The table below sets forth the (x) grant date fair value of, and significant inputs and assumptions used in the Monte Carlo model used for, Mr. Streit’s PRSUs and (y) the grant date fair value for the PRSUs awarded to our other NEOs based upon (i) the probable outcome of the performance-related component as of the grant date, and (ii) achieving the maximum level of performance under the performance-related component as of the grant date. While the PRSUs for both Mr. Streit and other NEOs have the same grant date, the grant date fair value differs on a per share basis because they were derived under different fair value methodologies consistent with FASB ASC Topic 718.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-Related Component Grant Date Fair Value ($)	Grant Date	Grant Date Fair Value ($)	Volatility (%)	Risk-Free Interest Rate
Steven W. Streit	2018	—	—	3,628,655	03/14/18	77.93	35.29%	2.38%
	2017	—	—	2,936,857	03/30/17	43.07	41.94%	1.48%
	2016	—	—	2,930,752	03/25/16	29.54	43.96%	1.09%
Mark L. Shifke	2018	899,549	1,349,323	—	03/14/18	—	—	—
	2017	699,989	1,049,983	—	03/30/17	—	—	—
	2016	874,983	1,049,980	—	03/25/16	—	—	—
Kuan Archer	2018	899,549	1,349,323	—	03/14/18	—	—	—
	2017	4,861,239	7,291,858	—	03/30/17	—	—	—
	2016	624,996	749,995	—	03/25/16	—	—	—
Brett Narlinger	2018	799,607	1,199,410	—	03/14/18	—	—	—
	2017	619,993	929,989	—	03/30/17	—	—	—
John C. Ricci	2018	799,607	1,199,410	—	03/14/18	—	—	—
	2017	659,974	989,961	—	03/30/17	—	—	—
	2016	824,996	989,995	—	03/25/16	—	—	—

(5)	Includes the grant date fair value of $1,786,750 for 25,000 RSUs that were granted in 2018 to recognize Mr. Narlinger's achievements as our CRO and aid with retention.
The following table provides information regarding potential cash incentives paid or payable for the year ended December 31, 2018 under our performance-based, non-equity incentive plan, and each stock-based award granted to a NEO during 2018.
Grants of Plan-Based Awards - 2018

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Shares Underlying Option Awards (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Steven W. Streit	N/A(1)	375,000	750,000	1,125,000
	03/14/18(2)				23,282	46,563	69,844	—	—	—	3,628,655
Mark L. Shifke	N/A(1)	237,500	475,000	712,500
	03/14/18(2)				6,652	13,303	19,954	—	—	—	899,549
Kuan Archer	N/A(1)	237,500	475,000	712,500
	03/14/18(2)				6,652	13,303	19,954	—	—	—	899,549
Brett Narlinger	N/A(1)	220,000	440,000	660,000
	03/14/18(2)				5,913	11,825	17,737	—	—	—	799,607
	05/23/18(3)							25,000	—	—	1,786,750
John C. Ricci	N/A(1)	142,500	285,000	427,500
	03/14/18(2)				5,913	11,825	17,737	—	—	—	799,607
_____________

(1)
Represents possible cash incentive awards under our 2018 Executive Officer Incentive Bonus Plan upon our achievement of annual revenue goal. Under the terms of the plan, the actual award could range from 50% of the NEOs' target cash incentive amounts if the company’s annual revenue performance goal is achieved at the 99.192% level, to 150% of those amounts if the revenue goal is achieved at the 100.71% level. Cash incentives earned for 2018 performance are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)
Represents awards of PRSUs. The shares underlying these awards will vest, if earned, at the end of a three-year performance period for the CEO, and, for other NEOs, 25% of the shares earned, if any, will vest at the end of a one-year performance period, and the remaining 75% will vest in equal installments on each of the three anniversaries of the end of the performance period. For additional detail on the grant date fair value, see footnotes 1 and 4 to the Summary Compensation Table above.

(3)
Represents RSUs that were granted in 2018 to recognize Mr. Narlinger's achievements as our CRO and aid with retention, which vest in four equal annual installments on the anniversary of the grant date. For additional detail on the grant date fair value, see footnotes 1 and 5 to the Summary Compensation Table above.

The following table provides information regarding each unexercised stock option or unvested stock awards held by our NEOs as of December 31, 2018.
Outstanding Equity Awards at Fiscal Year End

		Option Awards				Stock Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
Steven W. Streit	03/30/17									102,282	(3)	8,133,465	(3)
	03/14/18									69,844	(4)	5,554,035	(4)

Mark L. Shifke	05/08/10	37,500	—	18.56	05/08/20
	10/01/12	19,380	—	12.75	10/01/22
	01/02/15					25,000		1,988,000
	05/27/15					5,307		422,013
	02/29/16					72,604		5,773,470
	03/25/16					9,561	(5)	760,291	(5)
	03/30/17					15,772	(6)	1,254,189	(6)
	03/14/18					19,954	(7)	1,586,782	(7)

Kuan Archer	04/03/13	24,188	—	16.34	04/03/23
	01/02/15					12,500		994,000
	05/27/15					5,775		459,228
	03/25/16					6,830	(5)	543,122	(5)
	03/30/17					109,522	(6)	8,709,189	(6)
	03/14/18					19,954	(7)	1,586,782	(7)

Brett Narlinger	03/30/17					13,968	(6)	1,110,735	(6)
	09/05/17					30,000		2,385,600
	03/14/18					17,737	(7)	1,410,486	(7)
	05/23/18					25,000		1,988,000

John C. Ricci	05/27/15					9,187		730,550
	03/25/16					9,015	(5)	716,873	(5)
	03/30/17					14,870	(6)	1,182,462	(6)
	03/14/18					17,737	(7)	1,410,486	(7)
____________

(1)
For awards granted prior to our initial public offering in July 2010, represents the fair market value of a share of our common stock, as determined by our Board of Directors, on the option's grant date. Please see “Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Employee Stock-Based Compensation” of our annual report on Form 10-K for the year ended December 31, 2018 for a discussion of how we valued our common stock.

(2)
Represents awards of RSUs, including PRSUs that have completed their respective performance periods. Except as otherwise indicated, the shares underlying these awards vest in four equal annual installments on the anniversary of the grant date. The market values of the RSUs are calculated by multiplying the number of shares underlying the RSUs shown in the table by $79.52, the closing price of our shares of Class A common stock on December 31, 2018, the last trading day of 2018.

(3)
Vests on December 31, 2019 and settles by March 15, 2020, based on Green Dot's TSR relative to the S&P SmallCap 600 index over the period starting January 1, 2017 through December 31, 2019. The number of shares and the payout value for the PRSUs reflect the maximum potential payout since Green Dot's relative TSR performance for the period of January 1, 2017 through December 31, 2018 exceeded the target level. The maximum potential payout represents 150% of the target number of PRSUs.

(4)
Vests on December 31, 2020 and settles by March 15, 2021, based on Green Dot's TSR relative to the S&P SmallCap 600 index over the period starting January 1, 2018 through December 31, 2020. The number of shares and the payout value for the PRSUs reflect the maximum potential payout since Green Dot's relative TSR performance for the period of January 1, 2018 through December 31, 2018 exceeded the target level. The maximum potential payout represents 150% of the target number of PRSUs.

(5)
Represents shares earned under PRSUs based on our performance through the end of the one-year performance period (2016). 25% of the shares vested on March 8, 2017 upon certification of the non-GAAP EPS goals under the 2016 PRSUs by the Compensation Committee, 25% of the shares vested on December 31, 2017 and 25% of the shares vested on December 31, 2018, with the remainder to vest on December 31, 2019.

(6)
Represents shares earned under PRSUs based on our performance through the end of the one-year performance period (2017). 25% of the shares vested on March 14, 2018 upon certification of the non-GAAP EPS goals under the 2017 PRSUs by the Compensation Committee and 25% of the shares vested on December 31, 2018, with the remainder to vest in two equal annual installments on each December 31 thereafter.

(7)
Represents shares earned under PRSUs based on our performance through the end of the one-year performance period (2018). 25% of the shares vested on February 13, 2019 upon certification of the non-GAAP EPS goals under the 2018 PRSUs by the Compensation Committee, with the remainder to vest in three equal annual installments on each December 31 thereafter.

The following table provides information concerning each exercise of stock options by, and each vesting of stock awards for, each of our NEOs during the year ended December 31, 2018.
Option Exercises and Stock Vested - 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven W. Streit	445,115	20,809,097	241,282	16,744,137
Mark L. Shifke	—	—	101,939	6,907,231
Kuan Archer	8,593	437,776	152,121	10,986,295
Brett Narlinger	—	—	23,968	1,867,875
John C. Ricci	9,000	186,395	39,829	3,060,609
Potential Payments upon Termination or Change of Control
Employment Agreements, Offer Letters and Severance Agreements
All NEOs are employed at will and may be terminated at any time, with or without formal cause subject to the payments discussed below.
Steven W. Streit. Under the terms of our employment agreement with Mr. Streit and the surviving terms of his prior severance arrangement, if he is terminated without cause (as defined in the employment agreement) or he resigns for good reason (as defined in the employment agreement), then the employment agreement will terminate and we will enter into an advisory agreement with Mr. Streit, pursuant to which Mr. Streit would continue to provide advisory services as an independent contractor to us for a period of two years. In the event of such a qualifying termination, assuming he complies with the terms of the advisory agreement, he would receive a monthly fee based on his total annual cash compensation (annual base salary and annual target cash incentive opportunity) as of immediately prior to execution of the advisory agreement or as of immediately prior to his termination of employment, whichever is greater, divided by 12. Mr. Streit would also receive continued payment of the applicable COBRA premiums for himself and his eligible dependents for 18 months following termination of his employment. If we terminate his services under the advisory agreement prior to the end of the two-year period for any reason, he would receive payment of (i) any then-unearned portion of the monthly fee payable with respect to the balance of the two-year period and (ii) the COBRA premiums payable with respect to the balance of the 18-month period. Additionally, Mr. Streit would receive (a) vesting acceleration of all then-unvested shares subject to his outstanding and unvested equity awards that are subject to time-based vesting conditions and (b) vesting of a prorated portion of performance-based equity awards based on the actual achievement of applicable performance goals or factors set forth in the applicable agreement evidencing Mr. Streit’s performance-based awards through his termination. The foregoing benefits are conditioned on his delivery of a release of claims in favor of us.
The following table summarizes the value of the payouts Mr. Streit would have been entitled to receive assuming a qualifying termination on December 31, 2018, the last business day of 2018, based on his then-current base salary and annual target cash incentive opportunity. Acceleration values are based upon the closing price for a share of our Class A common stock of $79.52 on December 31, 2018, the last trading day of 2018.

Conditions	Severance Pay ($)(1)	COBRA Premiums ($)(2)	PRSU Vesting ($)(3)
Termination without Cause or Resignation for Good Cause	3,000,000	36,752	7,273,655
_____________

(1)	Amount reflects 24 months of Mr. Streit’s 2018 base salary and annual target cash incentive award.

(2)	Amount reflects 18 months of COBRA premiums.

(3)
Amount reflects the pro-rated number of shares that would be issued at the maximum payout levels (150% of target) for the PRSUs granted in 2017 and 2018. 2016 PRSUs are not included as such PRSUs would have already been earned.

Mark L. Shifke. In April 2017, we entered into a transitional employment agreement with Mr. Shifke that provides for his continued employment for 12 months following our appointment of a successor Chief Financial Officer, although we currently are not seeking to replace Mr. Shifke as our CFO. Under the transitional employment agreement, his annual base salary would be the same as his 2017 annual base salary ($450,000). On the conclusion of this 12-month period, the agreement provides for acceleration of vesting of the RSU awards that were granted to him on January 2, 2015, May 27, 2015 and February 29, 2016. We have also agreed to provide for 12 months of his base salary at the rate set forth under his transitional employment agreement in the event we terminate Mr. Shifke without cause prior to the appointment of his successor. The foregoing benefits are conditioned on his delivery of a release of claims in favor of us.
The following table summarizes the value of the payouts Mr. Shifke would have been entitled to receive assuming a qualifying termination on December 31, 2018, the last business day of 2018. Acceleration values are based upon the closing price for a share of our Class A common stock of $79.52 on December 31, 2018, the last trading day of 2018.

Conditions	Severance Pay ($)(1)	Accelerated RSU Vesting ($)(2)
Appointment of Successor/ Termination without Cause	450,000	8,183,483
____________

(1)	Amount reflects 12 months of Mr. Shifke’s 2017 base salary.

(2)	Amount reflects the number of shares subject to unvested RSUs granted on January 2, 2015, May 27, 2015 and February 29, 2016 as of December 31, 2018.

Kuan Archer. Mr. Archer does not have any contractual severance rights.
Brett Narlinger. Under our offer letter with Mr. Narlinger, we have agreed, if we terminate his employment without cause (as defined in his offer letter), to pay him twelve months of his then-current salary plus a pro-rated portion of his annual target cash incentive that would be earned based on actual performance. The foregoing benefits are conditioned on his delivery of a release of claims in favor of us. The following table summarizes the cash severance amount Mr. Narlinger would have been entitled to receive assuming a qualifying termination on December 31, 2018, the last business day of 2018 based on his then-current base salary.

Condition	Severance Amount ($)(1)
Termination without Cause	1,100,000
_____________

(1)	Amount reflects 12 months of Mr. Narlinger’s 2018 base salary and Mr. Narlinger’s actual 2018 cash award.

John C. Ricci. Under our severance agreement with Mr. Ricci, we have agreed, if we terminate his employment without cause (as defined in his severance agreement), to pay him six months of his then-current salary and to accelerate fully the vesting of all unvested shares underlying his then-outstanding equity awards. The foregoing benefits are conditioned on his delivery of a release of claims in favor of us.
The following table summarizes the cash severance amount and the value of the acceleration payout Mr. Ricci would have been entitled to receive assuming a qualifying termination on December 31, 2018. Acceleration values are based upon the closing price for a share of our Class A common stock of $79.52 on December 31, 2018, the last trading day of 2018 based on his then-current base salary.

Conditions	Severance Pay ($)(1)	Accelerated PRSU/RSU Vesting ($)(2)
Termination without Cause	190,000	3,570,209
_____________

(1)	Amount reflects 6 months of Mr. Ricci’s 2018 base salary.

(2)	Amount reflects number of shares subject to unvested PRSUs and RSUs as of December 31, 2018; PRSUs granted in 2018 reflect target payout (100% of target).
Change in Control Arrangements
Under our Corporate Transaction Policy, all our employees, including our NEOs, are entitled to 100% acceleration of vesting of all their outstanding and unvested equity awards in the event of qualifying termination in connection with a change in control of our company (i.e., "double-trigger" acceleration) conditioned upon the employee's delivery of a release of claims in our favor. For purposes of the policy, any outstanding and unvested performance-based equity awards will accelerate at "target" or if no target is specified, any and all outstanding shares still subject to the award will accelerate. The Corporate Transaction Policy does not provide for any “golden parachute” tax gross-up. The following table summarizes the acceleration value of each NEO’s outstanding equity awards assuming a qualifying termination in connection with a change in control of our company on December 31, 2018, the last business day of 2018. Values are based upon the closing price for a share of our Class A common stock of $79.52 on December 31, 2018, the last trading day and last business day of 2018.

Name	Accelerated PRSU/RSU Vesting ($)
Steven W. Streit(1)	17,014,417
Mark L. Shifke	11,255,817
Kuan Archer	11,763,394
Brett Narlinger	6,424,659
John C. Ricci	3,570,209
_____________

(1)	Amount reflects the number of shares that would be issued at the target payout levels (100% of target) for the performance-based equity awards granted in 2016, 2017 and 2018.
In addition, each NEO’s PRSU awards provide that in the event of a change in control, any unearned PRSUs for which performance has not been determined will convert to time-based RSUs covering the target number of shares, and such RSUs will continue to vest based on achievement of the existing service requirements.
The following table summarizes the value of each NEO’s PRSU awards in the event of a change in control of our company on December 31, 2018 that does not result in a qualifying termination assuming that the closing price for a share of our Class A common stock of $79.52 on December 31, 2018 remains constant on each subsequent vesting date.

Name	Continued Vesting of PRSUs ($)
Steven W. Streit(1)	17,014,417
Mark L. Shifke	1,057,855
Kuan Archer	1,057,855
Brett Narlinger	940,324
John C. Ricci	940,324
_____________

(1)
Amount reflects the number of shares that would be issued at the target payout levels (100% of target) for the performance-based equity awards granted in 2016, 2017 and 2018 for which performance was not determined as of December 31, 2018.

Retirement Policy
Our recently adopted Retirement Policy for Equity Awards, which applies to all employees, provides for vesting of equity awards granted after January 1, 2018 in connection with a qualifying retirement, with the settlement or payout of those awards to be made in accordance with the applicable vesting schedule pertaining to such awards. A qualifying retirement under the policy includes an employee that: (i) has attained the age of 55, (ii) has been continuously employed by us for at least 10 years prior to the date of the qualifying retirement, (iii) is not terminable by us for cause (as defined in the policy), and (iv) is not competing (as defined in the policy) with us. For purposes of the policy, any outstanding and unvested performance-based equity awards will remain outstanding until our Compensation Committee determines in the normal course (as if no qualifying retirement occurred) whether and to the extent, the performance criteria is achieved, and will become 100% vested to the extent our Compensation Committee determines such awards are earned, and, in general, with the settlement our payout of those awards to be made in accordance with the applicable vesting schedule pertaining to such awards.
As of December 31, 2018, only Mr. Streit is retirement eligible. The following table summarizes the intrinsic value of Mr. Streit’s PRSUs that were granted after January 1, 2018, assuming a qualifying retirement on December 31, 2018, the last business day of 2018.

Name	Value Realized by Continued Vesting of PRSUs ($)
Steven W. Streit(1)	5,553,995
_____________

(1)	Amount reflects the number of shares that would be issued at the maximum payout level (150% of target).
Equity Compensation Plan Information
We maintain the 2001 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan, each of which was approved by our stockholders. The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our Class A common stock may be issued. Except as noted below, all share amounts represent shares of our Class A common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)		(b) (1)	(c)
Equity compensation plans approved by security holders	2,859,572	(2)(3)	$20.63	5,096,947	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	2,859,572			5,096,947
___________

(1)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs have no exercise price.

(2)	Excludes purchase rights accruing under our 2010 Employee Stock Purchase Plan.

(3)
Includes options to purchase 250,604 shares of our Class A common stock and RSU awards covering 1,554,130 shares of our Class A common stock and PRSU awards covering 1,054,838 shares of our Class A common stock. The PRSU awards represent shares eligible to be earned at maximum. The maximum number of shares that may be earned under these awards is 150% of the target number.

(4)
Includes 2,541,328 shares that remain available for purchase under the 2010 Employee Stock Purchase Plan including shares subject to purchase during the current offering periods, which commenced on November 15, 2018 and December 14, 2018, respectively (the exact number of which will not be known until May 14, 2019, the purchase date of these offering periods). The number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan will increase automatically on the first day of January of each of 2011 through 2019 by the number of shares equal to 1% of the total outstanding shares of our Class A common stock as of the immediately preceding December 31st.

CEO Pay Ratio Disclosure
Our estimated CEO to median employee pay ratio for 2018 is 56:1 and was calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below. As disclosed in the Summary Compensation Table on page 53 above, the annual total compensation for 2018 for our CEO was $5,503,655. The annual total compensation for our median employee for 2018 was $98,623. In selecting the median employee under Item 402(u), reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.
Calculation Methodology
For 2019, we elected to identify a new median employee. We identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of December 31, 2018 (the “employee population determination date”). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the United States or outside the United States, or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population. As of December 31, 2018, our employee population consisted of 1,105 employees.
Compensation for purposes of identifying the median employee included the following: (1) base salary paid between January 1, 2018 and December 31, 2018 (annualized for permanent employees who joined after January 1, 2018), (2) actual cash incentive compensation paid between January 1, 2018 and December 31, 2018, and (3) the grant date fair value of equity awards granted between January 1, 2018 and December 31, 2018, calculated using the same methodology we use for our NEOs in our Summary Compensation Table, which reflects all new hire and annual equity awards granted in 2018 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using exchange rates in effect as of December 31, 2018 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.
After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we use to calculate the amount reported for our NEOs in the “Total” column of the Summary Compensation Table.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2018 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a participant and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” or Proposal No. 1, "Election of Directors - Director Compensation" above.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our Audit Committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our Audit Committee pursuant to the policy:

•	employment by us of an executive officer if:

•	the related compensation is required to be reported in our proxy statement, or

•
the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our Compensation Committee approved or recommended that our Board of Directors approve the compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

•	any transaction where the related person's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro-rata basis;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;

•	any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than as an executive officer);

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;

•	any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	ordinary course business travel expenses, advances and reimbursements; and

•	any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our Board of Directors.
Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our Audit Committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures and reported to the Audit Committee. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of Green Dot's Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Green Dot's management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot's annual report on Form 10-K for the year ended December 31, 2018. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from Green Dot.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Green Dot's annual report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
J. Chris Brewster, Chair
Saturnino Fanlo
George T. Shaheen

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Green Dot's bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Corporate Secretary.
 To be timely for the 2020 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on February 8, 2020 and not later than 5:00 p.m. Pacific Time on March 9, 2020. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot's bylaws.
 Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot's 2020 Annual Meeting of Stockholders must be received by the company not later than December 14, 2019 in order to be considered for inclusion in Green Dot's proxy materials for that meeting.
For nominees submitted for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing at the address listed above between November 14, 2019 and December 14, 2019 (or, if the 2020 Annual Meeting of Stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the 2019 Annual Meeting of Stockholders, by the later of the close of business on the date that is 180 days prior to the date of the 2019 Annual Meeting of Stockholders or within 10 calendar days after our public announcement of the date of the 2020 Annual Meeting of Stockholders). When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required by our Bylaws.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires Green Dot's directors, executive officers and any persons who own more than 10% of Green Dot's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Green Dot with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Green Dot and written representations from the directors and executive officers, Green Dot believes that all Section 16(a) filing requirements were timely met in 2018.
Available Information
Green Dot will mail without charge, upon written request, a copy of Green Dot's annual report on Form 10-K for the year ended December 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Green Dot Corporation
3465 East Foothill Blvd
Pasadena, CA 91107
Attn: Investor Relations
The Annual Report is also available at http://ir.greendot.com, by clicking on "Annual Reports," under "Financial Information".
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Green Dot will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot's Investor Relations department at 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Investor Relations, telephone number (626) 765-2427.
Any stockholders who share the same address and currently receive multiple copies of Green Dot's Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot's Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Green Dot Annual Stockholder Meeting
Green Dot Corporation Corporate Headquarters
Directions to the Green Dot Corporation Corporate Headquarters
3465 E. Foothill Blvd., Pasadena, California 91107
Tel: (626) 765-2000
From 134 East:
Take the 134 East. Merge onto the 210 East. Take exit 29B for Sierra Madre Villa Avenue towards Madre Street. Turn left onto Sierra Madre Villa Avenue. Turn right onto E. Foothill Blvd. Office will be located on the left.
From 605 North:
Take the 605 North. Take exit 27B on the left to merge onto 210 West/Foothill Fwy towards Pasadena. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.
From 210 West:
Take the 210 West. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.

GREEN DOT CORPORATION

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Your vote matters – here's how to vote!

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Proxy Card for 2019 Annual Meeting of Stockholders

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and a vote FOR Proposals 2 and 3.

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1. Election of Directors:

Nominees:	For	Against	Abstain
01 - Kenneth C. Aldrich	☐	☐	☐
02 - J. Chris Brewster	☐	☐	☐
03 - Glinda Bridgforth Hodges	☐	☐	☐
04 - Rajeev V. Date	☐	☐	☐
05 - Saturnino "Nino" Fanlo	☐	☐	☐
06 - William I. Jacobs	☐	☐	☐
07 - George T. Shaheen	☐	☐	☐
08 - Steven W. Streit	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Green Dot's independent registered public accounting firm for 2019.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and the 2018 Annual Report for Green Dot Corporation are available at http://www.envisionreports.com/GDOT.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

The undersigned hereby appoints Steven W. Streit, Mark L. Shifke and John C. Ricci and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Class A Common Stock of Green Dot Corporation that the undersigned is entitled to vote, as specified on the opposite side of this Proxy, at the 2019 Annual Meeting of Stockholders of Green Dot Corporation to be held at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California 91107, on May 23, 2019 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND VOTED FOR PROPOSALS 2 AND 3.

ON THE OPPOSITE SIDE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐